AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 24, 2004
                                                     REGISTRATION NO. 333-______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                   ----------
                               ETOTALSOURCE, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             Colorado                           7372                          84-1066959
   (State or Other Jurisdiction       (Primary Standard Industrial         (I.R.S. Employer
of Incorporation or Organization)      Classification Code Number)        Identification No.)

                                                                          MICHAEL A. LITTMAN
       1510 POOL BOULEVARD                                                  7609 RALSTON RD.
       YUBA CITY, CA 95993                                                 ARVADA, CO 80002
          (530) 751-9015                                                    (303) 422-8127
(Address, and telephone number                                         (Name, address and telephone
of principal executive offices)                                        number of agent for service)

                                              Copies to:
    Clayton E. Parker, Esq.                                             Christopher J. DeLise, Esq.
    Kirkpatrick & Lockhart LLP                                          Kirkpatrick & Lockhart LLP
  201 South Biscayne Boulevard                                         201 South Biscayne Boulevard
          Suite 2000                                                           Suite 2000
       Miami, FL 33131                                                      Miami, FL 33131
  Telephone: (305) 539-3300                                             Telephone:  (305) 539-3300
  Telecopier: (305) 358-7095                                            Telecopier: (305) 358-7095

     Approximate  date of commencement  of proposed sale of the securities to the public:  AS SOON AS
PRACTICABLE  AFTER THIS  REGISTRATION  STATEMENT  BECOMES  EFFECTIVE.

     If any of the  securities  being  registered  on this Form are to be  offered  on a  delayed  or continuous  basis pursuant to Rule 415 under the Securities Act of 1933,  check the following box.[X]

     If this Form is filed to register additional  securities for an offering pursuant to Rule 462(b)
under the  Securities Act of 1933,  check the following box and list the Securities Act  registration statement number of the earlier effective  registration statement for the same offering. [ ]

     If this Form is a  post-effective  amendment  filed pursuant to Rule 462(c) under the Securities
Act of 1933, check the following box and list the Securities Act registration statement number of the earlier  of the  effective  registration  statement  for the  offering. [ ]

     If this is a post-effective  amendment filed pursuant to Rule 462(d) under the Securities Act of
1933,  check the following  box and list the  Securities  Act  registration  statement  number of the earlier  effective  registration  statement for the same  offering. [ ]

     If delivery of the  prospectus is expected to be made pursuant to Rule 434 under the  Securities
Act of 1933, check the following box. [ ]

                                                  CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
                                                                                          PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF                                   PROPOSED MAXIMUM OFFERING    AGGREGATE OFFERING         AMOUNT OF
 SECURITIES TO BE REGISTERED   AMOUNT TO BE REGISTERED          PRICE PER SHARE(1)            PRICE(1)          REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value
per share                         59,590,000 shares(2)                          $0.05           $2,979,500             $377.50
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                             59,590,000 SHARES(2)                          $0.05           $2,979,500             $377.50
---------------------------------------------------------------------------------------------------------------------------------

(1)  Estimated  solely for the purpose of  calculating  the  registration  fee pursuant to Rule 457(c) under the Securities Act of
     1933, as amended.  For the purposes of this table, we have used the closing price on November 23, 2004.


(2)  Of these shares,  (i) 15,000,000 are being  registered under the Standby Equity  Distribution  Agreement with Cornell Capital
     Partners,  L.P., (ii)  31,250,000  shares are being  registered  under the  Convertible  Debenture  issued to Cornell Capital
     Partners,  (iii) 3,833,334 are being registered in connection with a one-time  commitment fee paid to Cornel Capital Partners under the Standby Equity  Distribution  Agreement,  (iv) 166,666 are being  registered under the Placement Agent Agreement in connection with a one-time placement agent fee paid to Newbridge Securities  Corporation,  and (v) 9,340,000 shares are being registered on behalf of other selling stockholders.

     The  Registrant  hereby amends this  Registration  Statement on such date or dates as may be necessary to delay its effective date until the  Registrant  shall file a further  amendment  which  specifically  states that this  Registration  Statement  shall thereafter  become  effective in accordance with Section 8(a) of the Securities Act of 1933 or until this  Registration  Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

           Preliminary Prospectus Subject to completion, dated November 24, 2004

                                   PROSPECTUS


                               ETOTALSOURCE, INC.
                        59,590,000 SHARES OF COMMON STOCK


     This prospectus relates to the sale of up to 59,590,000 shares of common stock of eTotalSource, Inc. by certain persons who are, or will become, stockholders of eTotalSource. The selling stockholders consist of:

     o Cornell Capital Partners, L.P. which intends to sell up to an aggregate amount of 50,083,334 shares of eTotalSource common stock, which includes 15,000,000 shares of common stock issued under the Standby Equity Standby Equity Distribution Agreement, 31,250,000 shares of common stock underlying Secured Convertible Debentures, and 3,833,334 shares of common stock issued as a one-time commitment fee under the Standby Equity Distribution Agreement.

     o Newbridge Securities Corporation, an unaffiliated registered broker-dealer retained by eTotalSource in connection with the Standby Equity Distribution Agreement, which intends to sell 166,666 shares of eTotalSource common stock issued as a one-time placement agent fee under the Placement Agent Agreement.

     o Other selling stockholders, which intend to sell up to an aggregate amount of 9,340,000 shares of eTotalSource common stock previously issued in various financing transactions with eTotalSource.

     Please refer to "Selling Stockholders" beginning on page 15 of this prospectus.

     eTotalSource is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. eTotalSource will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement. All costs associated with this registration will be borne by eTotalSource.

     The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of our common stock. On November 1, 2004, the closing price of our common stock was $0.07 per share.

     Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the sale of common stock under the Standby Equity Distribution Agreement. Pursuant to the Standby Equity Distribution Agreement, Cornell Capital Partners will pay eTotalSource 98% of the lowest volume weighted average price of the common stock during the five consecutive trading days immediately following the advance notice date. The 2% discount on the purchase of the common stock to be received by Cornell Capital Partners, and the 3,833,334 shares issued as a one-time commitment fee under the Standby Equity Distribution Agreement, are underwriting discounts. In addition, Cornell Capital Partners is entitled to retain 5% of the proceeds raised by eTotalSource under the Standby Equity Distribution Agreement. eTotalSource has agreed to pay Cornell Capital Partners a one-time commitment fee in the form of shares of our common stock.

     eTotalSource engaged Newbridge Securities Corporation, an unaffiliated registered broker-deal, to advise eTotalSource in connection with the Standby Equity Distribution Agreement. Newbridge Securities Corporation was paid a one-time fee of $10,000 by the issuance of 166,666 shares of eTotalSource's common stock.

     eTotalSource's common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended. Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Broker-dealers are required to determine whether an investment in a penny stock is suitable investment for a prospective investor.

     eTotalSource's common stock is dually quoted on the Over-the-Counter Bulletin Board and Pink Sheets under the symbol "ETLS.OB."

     THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

     With the exception of Cornell Capital Partners, which is an "underwriter" within the meaning of the Securities Act of 1933, as amended, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is November 24, 2004.

                                TABLE OF CONTENTS

                                                                            PAGE

PROSPECTUS SUMMARY.............................................................1
THE OFFERING...................................................................3
SUMMARY CONSOLIDATED FINANCIAL INFORMATION.....................................4
RISK FACTORS...................................................................6
FORWARD-LOOKING STATEMENTS....................................................13
SELLING STOCKHOLDERS..........................................................14
USE OF PROCEEDS...............................................................17
DILUTION......................................................................18
STANDBY EQUITY DISTRIBUTION AGREEMENT.........................................19
PLAN OF DISTRIBUTION..........................................................21
MANAGEMENT'S DISCUSSION AND ANALYSIS..........................................23
DESCRIPTION OF BUSINESS.......................................................28
MANAGEMENT....................................................................31
FISCAL YEAR-END OPTIONS/SAR VALUES............................................34
DESCRIPTION OF PROPERTY.......................................................36
LEGAL PROCEEDINGS.............................................................37
PRINCIPAL STOCKHOLDERS........................................................38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................40
MARKET PRICE OF AND DIVIDENDS  ON THE REGISTRANT'S COMMON EQUITY AND OTHER
     STOCKHOLDER MATTERS......................................................41
DESCRIPTION OF SECURITIES.....................................................43
EXPERTS.......................................................................47
LEGAL MATTERS.................................................................47
HOW TO GET MORE INFORMATION...................................................47
FINANCIAL STATEMENTS.........................................................F-i
PART II.....................................................................II-1
EXHIBITS.....................................................................E-1

                               PROSPECTUS SUMMARY


OUR HISTORY

     Premium Enterprises, Inc. was incorporated in Colorado on September 16, 1987. For a period of time in 1988-94, Premium operated three fast lube locations, at various times in Arizona and Colorado as "Grease Monkey" franchises. The locations were unprofitable, two were sold, and the last franchise closed in 1994. Premium then attempted to enter the automobile and truck tire recycling business in 1994. It formed a limited partnership of which it owned 62.5% and commenced limited tire recycling operations. The equipment proved to be inadequate and Premium ran out of capital to continue operations and ceased all operations in 1996. Premium wrote-off all of its investment in equipment and licenses for tire recycling in 1996. Premium was dormant from 1996 through 2002.

     eTotalSource, Inc. was incorporated in California on February 7, 2000. eTotalSource was founded with the express goal of designing a better interface for information and education multimedia delivery.

     On December 20, 2002, Premium entered into a Plan and Agreement of Reorganization with eTotalSource and its shareholders whereby Premium acquired 91% of the issued and outstanding common stock of eTotalSource in exchange for 15,540,001 shares of common stock of Premium. The contract was completed December 31, 2002. On June 17, 2003, Premium's shareholders voted to amend the Articles of Incorporation to change the name of Premium Enterprises, Inc. to eTotalSource, Inc. eTotalSource is a subsidiary of Premium. The sole business of Premium is that of its subsidiary, eTotalSource.

OUR BUSINESS

     eTotalSource is a developer and supplier of proprietary multimedia software technology and a publisher of multimedia training content. Its clients have included: U.S. Department of Defense, Boeing, Steven Spielberg Online Film School, Pacific Bell/SBC, Grant School District, California State University, Logistics Management Institute, First American Title Company and other corporate entities. The Company's clients work with eTotalSource to develop, produce, market, and distribute multimedia development software. eTotalSource is also marketing educational training programs it has produced utilizing its proprietary software.

     eTotalSource was founded with the express goal of designing a better interface for information and education multimedia delivery. Approximately one year after inception, the beta Presenta Pro(TM) platform was completed and has been continually enhanced ever since. Presenta Pro(TM) features back-end development of multi-panel time synchronized presentations and course work, as well as testing, feedback and performance monitoring. Clients are utilizing Presenta Pro(TM) as a platform for distance learning and computer-based training. Presenta Pro(TM) is delivered via the Internet, intranet, or CD/DVD ROM. Presenta Pro(TM) simplifies the production and delivery of multimedia presentations and content while at the same time improving the quality and effectiveness of the presentations. Presenta Pro(TM) is designed with cost saving features and it offers post-production opportunities.

     eTotalSource employs a dual strategy to meet market demands and opportunities that includes both software licensing and publishing: software licensing and publishing. eTotalSource is licensing Presenta Pro(TM) software via distribution partners and an internal sales and marketing team. The marketing team intends to direct its sales effort in targeting the education, corporate and government markets. The cost of the product ranges from $5,500 to $15,000, and eTotalSource is positioning the software package for a volume intensive market. The nearest competitor (in quality or functionality), Virage, prices its product at substantially higher prices. eTotalSource's aggressive pricing policy is intended to appeal to governments, schools and corporate clients. eTotalSource also publishes and produces original content and postproduction services, and participates in the sales and distribution of the final published product.

     eTotalSource shares in the revenue derived from the program sales. eTotalSource carefully chooses its content, identifying unique subjects and niches offering more probable sales. eTotalSource believes these markets are generally underserved and in need of the program packages that it produces.

GOING CONCERN

     The accompanying financial statements have been presented assuming that eTotalSource will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. eTotalSource has incurred significant operating losses since inception and as of September 30, 2004, had a net working capital deficit of approximately $2,678,000, a stockholders' deficit of $2,615,000, notes payable totaling $632,000 were in default with related accrued interest in arrears of $57,688, and legal judgments against eTotalSource totaling $204,788 which have been adjudicated. Management continues to meet operating deficits primarily through short-term borrowings and is attempting to utilize other debt and non-dilutive equity financing alternatives to sustain operations. Additionally, we may obtain funding from Cornell Capital Partners under the Standby Equity Distribution Agreement and pursuant to the issuance of secured Convertible Debentures to Cornell Capital Partners, subject to the limitations discussed elsewhere in this prospectus. Whether such financing will be available as needed and the ultimate form of such financing is uncertain and the effects of this uncertainty could ultimately lead to bankruptcy. Unless eTotalSource successfully obtains suitable significant additional financing and attains profitable operations, there is substantial doubt about eTotalSource's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

THE OFFERING

     eTotalSource cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and eTotalSource has not determined the total amount of advances it intends to draw. It may be necessary for eTotalSource's shareholders to approve an increase in eTotalSource's authorized common stock for eTotalSource to register additional shares of common stock in order to have sufficient authorized shares available to draw down the full amount under the Standby Equity Distribution Agreement. In the event we desire to draw down any available amounts remaining under the Standby Equity Distribution Agreement, after we have issued 15,000,000 being registered in the accompanying registration statement and assuming we have obtained shareholder approval to increase our authorized common stock, we will have to file a new registration statement to cover such additional shares which we will issue for additional draw downs under the Standby Equity Distribution Agreement.

     The sale of shares pursuant to the Standby Equity Distribution Agreement will have a dilutive impact on eTotalSource stockholders. At a recent stock price of $0.07 per share, eTotalSource would have to issue 153,374,233 shares of common stock to draw down the entire $10,000,000 available under the Standby Equity Distribution Agreement. eTotalSource is only registering 15,000,000 shares of its common stock under the Standby Equity Distribution Agreement in the accompanying registration statement, which at a recent stock price of $0.07 per share, eTotalSource would be able to receive maximum gross of $977,550 proceeds under the Standby Equity Distribution Agreement. Upon issuance, these shares would represent approximately 25% of eTotalSource then issued and outstanding common stock as of November 1, 2004.

     The significant downward pressure on eTotalSource's stock price caused by the sale of a significant number of shares under the Standby Equity Distribution Agreement could cause eTotalSource's stock price to decline, thus allowing short sellers of eTotalSource stock an opportunity to take advantage of any decrease in the value of eTotalSource stock. The presence of short sellers in
eTotalSource's common stock may further depress the price of eTotalSource's common stock.

     eTotalSource is registering 59,590,000 shares of common stock in this offering. These shares represent approximately 59% of eTotalSource's authorized capital stock and would upon issuance represent approximately 65% of the then issued and outstanding common stock and eTotalSource anticipates all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to exert significant influence on eTotalSource in an election of directors.

                                    ABOUT US

     eTotalSource's principal place of business is located at 1510 Poole Boulevard, Yuba City, California 95993. eTotalSource's telephone number is (530) 751-9615.

                                  THE OFFERING

     This offering relates to the sale of common stock by certain persons who are, or will become, eTotalSource stockholders. The selling stockholders consist of:

     o Cornell Capital Partners, which intends to sell up to an aggregate amount of 59,590,000 shares of eTotalSource common stock, which, based on a recent stock price of $0.07 per share, includes 15,000,000 shares pursuant to the Standby Equity Distribution Agreement, 31,250,000 shares underlying a Secured Convertible Debenture, and 3,833,334 shares in connection with a one-time commitment fee under the Standby Equity Distribution Agreement.

     o Newbridge Securities Corporation, an unaffiliated broker-dealer retained by eTotalSource in connection with the Standby Equity Distribution Agreement, which intends to sell up to 166,666 shares of eTotalSource common stock issued as a placement agent fee.

     o Other selling stockholders, which intend to sell up to an aggregate amount of 9,340,000 shares of eTotalSource common stock previously issued in various financing transactions with eTotalSource.

     Pursuant to the Standby Equity Distribution Agreement, eTotalSource may, at its discretion, periodically issue and sell to Cornell Capital Partners shares of its common stock for a total purchase price of $10,000,000. Cornell Capital Partners will purchase the shares of common stock for 98% of the lowest volume weighted average price of eTotalSource common stock during the five consecutive trading days immediately following notice of eTotalSource's intent to make a draw down under the Standby Equity Distribution Agreement. In addition, Cornell Capital Partners is entitled to retain 5% of the proceeds raised by eTotalSource under the Standby Equity Distribution Agreement. Cornell Capital Partners intends to sell any shares purchased under the Standby Equity Distribution Agreement at the then-prevailing market price.

     Based on eTotalSource's recent stock price of $0.07 per share, eTotalSource would have to issue to Cornell Capital Partners 153,374,233 shares of its common stock in order to draw down the entire $10,000,000 available to eTotalSource under the Standby Equity Distribution Agreement. As of November 1, 2004, eTotalSource had 45,046,316 shares of common stock issued and outstanding.

COMMON STOCK OFFERED                              59,590,000 shares by selling stockholders

OFFERING PRICE                                    Market price

COMMON STOCK OUTSTANDING BEFORE THE OFFERING      45,046,316 shares (as of November 1, 2004)

USE OF PROCEEDS                                   eTotalSource  will not receive any  proceeds  from the shares
                                                  offered   by   the   selling   stockholders.   Any   proceeds
                                                  eTotalSource  receives  from the sale of common  stock  under the Standby  Equity  Distribution  Agreement will be used for
                                                  general   corporate   and  working   capital   purposes   and
                                                  acquisitions.  See "Use of Proceeds."

RISK FACTORS                                      The  securities  offered hereby involve a high degree of risk and immediate  substantial  dilution.  See "Risk Factors" and
                                                  "Dilution."

OVER-THE-COUNTER BULLETIN BOARD SYMBOL            "ETLS"

                                                        3

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

     The following is a summary of eTotalSource's financial statements, which are included elsewhere in this prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus as well as with eTotalSource's financial statements and the notes thereto.

                                            STATEMENT OF OPERATIONS DATA

                                                   FOR THE           FOR THE
                                                 NINE MONTHS       NINE MONTHS       FOR THE YEAR     FOR THE YEAR
                                                ENDED 09/30/04    ENDED 09/30/03    ENDED 12/31/03   ENDED 12/31/02
                                                -------------     ---------------   --------------   --------------
                                                 (UNAUDITED)       (UNAUDITED)

Revenues                                        $    185,865      $    180,957     $     281,919    $     213,823

General and Administrative Expenses                1,803,447           909,008         1,860,146        1,167,468
                                                ------------      -------------    -------------    --------------

Operating Income (Loss)                           (1,617,582)         (728,051)       (1,578,227)        (953,645)

Other Income (Expense)
  Gain on sale of office building                         --           205,705           205,705               --
  Interest expense                                  (140,193)         (406,975)         (602,045)        (283,237)
  Rental income (loss)                                    --              (352)              352           10,721
  Other income (expense), net                           (162)           (1,271)            7,640           11,856
                                                ------------      -------------    -------------    --------------
    Total Other Income (Expense)                    (140,355)         (202,189)         (388,348)        (260,660)
                                                ------------      -------------    -------------    --------------

Net (Loss)                                      $ (1,757,937)     $   (930,240)    $  (1,966,575)   $  (1,214,305)
                                                ============      =============    =============    ==============

Basic and Diluted (Loss) per Share              $      (0.05)     $      (0.05)    $       (0.10)   $       (0.07)
                                                ============      =============    =============    ==============
Weighted Average Common Shares Outstanding        36,197,851        17,935,153        19,830,586       17,059,167
                                                ============      =============    =============    ==============

                                                         4

                                     BALANCE SHEET DATA

                                                            SEPTEMBER 30,        DECEMBER 31,
                                                                2004                2003
                                                            -------------       --------------
                                                             (UNAUDITED)
                        ASSETS
Current Assets
  Cash                                                       $     1,964         $   313,084
  Accounts receivable                                              2,922                 414
  Other                                                            1,323                  --
                                                             ------------        ------------
    Total Current Assets                                     $     6,209         $   313,498
                                                             ============        ============

  Property and equipment
  Equipment                                                       93,779              95,019
                                                             ------------        ------------
  Less accumulated depreciation                                  (57,492)            (52,580)
                                                             ------------        ------------
    Total Property and Equipment, net                             36,287              42,439
                                                             ------------        ------------

Other Assets
  Patents applications and trademarks, less
    accumulated amortization                                      25,916              28,941
  Deposits                                                         1,162               1,358
                                                             ------------        ------------
    Total Other Assets                                            27,078              30,299
                                                             ------------        ------------

    Total Assets                                             $   $69,574         $   386,236
                                                             ============        ============

    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
  Convertible notes payable                                  $   250,000         $   300,000
  Other notes payable                                            632,000             662,000
  Judgments payable                                              204,788             204,788
  Accounts payable                                               193,645             224,471
  Accrued compensation payable                                   849,843             716,395
  Accrued interest payable                                       175,199             149,070
  Other accrued liabilities                                      300,182             329,776
  Deferred revenue                                                78,750             112,500
                                                             ------------        ------------
    Total Current Liabilities                                  2,684,407           2,699,000
                                                             ------------        ------------
    Total Liabilities                                          2,684,407           2,699,000
                                                             ------------        ------------

Stockholders' Equity (Deficit)
  Common stock; no par value                                   5,112,753           3,656,884
  Accumulated (deficit)                                       (7,727,586)         (5,969,648)
                                                             ------------        ------------
    Total Stockholders' Equity (Deficit)                      (2,614,833)         (2,312,764)
                                                             ------------        ------------

Total Liabilities and Stockholders' Equity (Deficit)         $    69,574         $   386,236
                                                             ============        ============

                                                                5

                                  RISK FACTORS

     eTotalSource's business involves a high degree of risk. You should carefully consider the following risk factors and the other information in this prospectus, including eTotalSource's financial statements and the related notes. If any of the following risks actually occurs, eTotalSource's business, operating results, prospects or financial condition could be seriously harmed.

     ETOTALSOURCE IS SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM ITS BUSINESS, FINANCIAL CONDITION, AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES OR DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO PURCHASE ETOTALSOURCE'S COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, ETOTALSOURCE'S BUSINESS, FINANCIAL CONDITION, AND/OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF ETOTALSOURCE'S COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

ETOTALSOURCE LOST MONEY FOR THE YEAR ENDED DECEMBER 31, 2003 AND LOSSES MAY CONTINUE IN THE FUTURE

     For the nine months ended September 30, 2004 and 2003, we incurred a net loss of $1,757,937 and $930,240, respectively. For the year ended December 31, 2003, we incurred a net loss of $1,966,575. For the year ended December 31, 2002, we incurred a net loss of $1,214,305. We anticipate that we will in all likelihood have to rely on external financing for all of our capital requirements. Future losses are likely to continue unless we successfully implement our business plan. Our ability to continue as a going concern will be dependent upon our ability to draw down on the Standby Equity Distribution Agreement which we have entered into with Cornell Capital Partners. If we incur any problems in drawing down or the Standby Equity Distribution Agreement, we may experience significant liquidity and cash flow problems. If we are not successful in reaching and maintaining profitable operations, we may not be able to attract sufficient capital to continue our operations. Our inability to obtain adequate financing will result in the need to curtail business operations and will likely result in a lower stock price.

THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN DUE TO INSUFFICIENT REVENUES TO COVER OUR OPERATING COSTS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING

     Our independent auditors added a going concern qualification to their report issued in connection with their audit of our December 31, 2003 and 2002 financial statements. The auditors noted in their report that eTotalSource incurred significant recurring losses, and as of December 31, 2003 had a substantial liquidity shortage, including default conditions on certain notes payable and judgments payable to creditors. As a consequence, the auditors noted that eTotalSource required significant additional financing to satisfy outstanding obligations and continue operations, and the auditors opined that unless eTotalSource obtained suitable significant additional financing, there is substantial doubt about eTotalSource's ability to continue as a going concern.

     The accompanying financial statements have been presented assuming that eTotalSource will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. eTotalSource has incurred significant operating losses since inception and as of September 30, 2004 had a net working capital deficit of approximately $2,678,000, a stockholders' deficit of $2,615,000, notes payable totaling $632,000 were in default with related accrued interest in arrears of $57,688, and legal judgments against eTotalSource totaling $204,788 which have been adjudicated.

     Management anticipates that eTotalSource will incur net losses for the immediate future, and expect eTotalSource's operating expenses to increase significantly, and, as a result, eTotalSource will need to generate monthly revenue if it is to continue as a going concern. To the extent that we do not generate revenue at anticipated rates from contracts with the government and others, that we do not obtain additional funding, that our stock price does not increase, that we are unable to adjust operating expense levels accordingly, we may not have the ability to continue on as a going concern. Our financial statements which accompany this prospectus do not include any adjustments that might result from the outcome of this uncertainty.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS WHEN NEEDED UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT AND THE PRICE OF OUR COMMON STOCK WILL AFFECT OUR ABILITY TO DRAW DOWN ON THE STANDBY EQUITY DISTRIBUTION AGREEMENT

     Currently, we are dependent upon external financing to fund our operations. Our financing needs are expected to be provided, in large part, by the Standby Equity Distribution Agreement. The amount of each advance under the Standby
Equity Distribution Agreement is subject to a maximum of $200,000 every seven trading days. Because of the advance restriction, we may not be able to access sufficient funds when needed. If the market price of our shares of common stock declines, we would be required to issue more shares of common stock in order to draw down the same dollar amount of an advance than if our stock price was higher. Our Articles of Incorporation currently authorize eTotalSource to issue 100,000,000 shares. In the event that it becomes necessary for us to increase our authorized common stock, and we do not obtain shareholder approval to amend our Articles of Incorporation and increase our authorized common stock, we will obtain lower net proceeds under the Standby Equity Distribution if the price of our common stock declines. In the event we desire to draw down any available amounts remaining under the Standby Equity Distribution Agreement, after we have issued 15,000,000 being registered in the accompanying registration statement and assuming we have obtained shareholder approval to increase our authorized common stock, we will have to file a new registration statement to cover such additional shares which we will issue for additional draw downs under the Standby Equity Distribution Agreement.

     In addition, we are not registering enough shares to draw down the entire $10,000,000 available to us under the Standby Equity Distribution Agreement. Specifically, there is an inverse relationship between the price of our common stock and the number of shares of common stock which will be issued under the Standby Equity Distribution Agreement. Based on our recent stock price of $0.07, we would have to issue to Cornell Capital Partners 153,374,233 shares of our common stock in order to draw down the entire $10,000,000 available to us under the Standby Equity Distribution Agreement. We are registering 15,000,000 shares of our common stock under the Standby Equity Distribution Agreement (plus, an additional 3,833,334 shares being registered as a one-time commitment fee pursuant to the Standby Equity Distribution Agreement, and an additional 31,250,000 shares underlying the Secured Convertible Debenture) in the accompanying registration statement. Based on our recent stock price of $0.07 and the fact that we are registering 15,000,000 shares of our common stock under the Standby Equity Distribution Agreement in the accompanying registration statement, we could only draw down a maximum gross amount of $977,550 under the Standby Equity Distribution Agreement. Our Articles of Incorporation currently authorize eTotalSource to issue 100,000,000 shares and, as of November 1, 2004, we had 45,046,316 shares of common stock issued and outstanding. In the event we desire to draw down any available amounts remaining under the Standby Equity Distribution Agreement after we have issued the 15,000,000 shares being registered under the Standby Equity Distribution Agreement in the accompanying registration statement, we will have to file a new registration statement to cover such additional shares that we would issue for additional draw downs on the Standby Equity Distribution Agreement. Unless we obtain profitable operations, it is unlikely that we will be able to secure additional financing from external sources other than our Standby Equity Distribution Agreement. Therefore, if we are unable to draw down on our Standby Equity Distribution Agreement, we may be forced to curtail or cease our business operations.

     In  addition,   pursuant  to  the  terms  of  Standby  Equity  Distribution
Agreement, Cornell Capital Partners may not own more than 9.9% of our outstanding shares of common stock. In the event Cornell Capital Partners is unable to sell the shares of our common stock that are issued after we receive an advance in order to keep them below 9.9% beneficial ownership, we might not be able to draw down additional funds when needed under the Standby Equity Distribution Agreement. Therefore, if we are unable to draw down on our Standby Equity Distribution Agreement, we may be forced to curtail or cease our business operations.

WE HAVE NEGATIVE WORKING CAPITAL

     We had negative working capital of $2,385,502 at December 31, 2003 and $2,678,198 at September 30, 2004, and continue to need cash for operations. We have relied on significant external financing to fund our operations. As of September 30, 2004, we had $1,964 of cash on hand and total current assets were $6,209, and our total current liabilities were $2,684,407. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing may be required to cover our operating costs. Unless we obtain profitable operations, it is unlikely that we will be able to secure additional financing from external sources. If we are unable to secure additional financing or we cannot draw down on the Standby Equity Distribution Agreement, we believe that we have sufficient funds to continue operations for approximately one month. We estimate that we will require $1,000,000 to fund our anticipated operating expenses for the next 12 months. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. Our inability to obtain adequate financing will result in the need to curtail business operations and you could lose your entire investment. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WE NEED ADDITIONAL CAPITAL TO BE SUCCESSFUL, WHICH WILL POTENTIALLY DILUTE THE VALUE OF OUR SHAREHOLDERS' SHARES

     We need substantial capital to execute our business plan. To finance our operations to date, we have relied on private offerings, exercises of warrants, and loans. As of November 1, 2004, we have issued an aggregate of 45,046,316 shares of common stock to finance our operations. We will issue up to an additional 2,339,948 shares if all of the outstanding debentures are converted and all options and warrants exercised. The terms on which we obtain additional financing, including the exercise of outstanding warrants, may dilute the existing shareholders' investment, or otherwise adversely affect their position. It is also possible that we will be unable to obtain the additional funding we need as and when we need it. If we are unable to obtain additional funding as and when needed, we could be forced to curtail or cease our operations.

ALL OF OUR ASSETS ARE SECURING OUR OBLIGATIONS TO CORNELL CAPITAL PARTNERS

     Pursuant to the terms contained in that certain Security Agreement dated October 6, 2004, by and between eTotalSource and Cornell Capital Partners, all of our obligations under the Securities Purchase Agreement, the Secured Convertible Debenture, the Investor Registration Rights Agreement, the Irrevocable Transfer Agent Instructions, and the Escrow Agreement are secured by all of our non-cash assets as of such date or thereafter acquired by us. Accordingly, if we are unable to satisfy any of our obligations under the foregoing agreements, our assets may be foreclosed upon and our business may be shut down.

OUR SUCCESS IS BASED ON INCREASING DEMAND FOR OUR PRODUCTS

     We depend on the continued demand for our products and on favorable general economic conditions. We cannot assure you that our business strategy will be successful or that we will successfully address these risks or difficulties. If we should fail to adequately address any of these risks or difficulties, we could be forced to curtail or cease our business operations.

WE RELY ON OUR SENIOR MANAGEMENT AND WILL BE HARMED IF ANY OR ALL OF THEM LEAVE

     Our success is dependent on the efforts, experience and relationships of Terry Eilers, our Chief Executive Officer and Chairman, Virgil Baker, our Chief Financial Officer and a director, and Michael Sullinger, our Chief Operating Officer and a director, and other essential staff. If any of these individuals become unable to continue in their role, our business or prospects could be adversely affected. Although we have entered into employment agreements with each of our executive officers, we cannot assure you that such individuals will continue in their present capacity for any particular period of time.

FLUCTUATIONS IN OUR OPERATING RESULTS MAY ADVERSELY AFFECT OUR STOCK PRICE AND PURCHASERS OF OUR SHARES OF COMMON STOCK MAY LOSE ALL OR A PORTION OF THEIR INVESTMENT

     Historically, there has been volatility in the market price for our common stock. Our quarterly operating results, the number of shareholders desiring to sell their share, changes in general conditions in the economy, the financial markets or the healthcare industry, or other developments affecting us or our competitors, could cause the market price of our common stock to fluctuate substantially. We expect to experience significant fluctuations in our future quarterly operating results due to a variety of factors.

     Accordingly, in one or more future quarters, our operating results may fall below the expectations of securities analysts and investors. In this event, the market price of our common stock would likely be materially adversely affected. If the selling shareholders all elect to sell their shares of our common stock at the same time, the market price of our shares may decrease. It is possible that the selling shareholders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

     Our common stock is currently traded on the Over-the-Counter Bulletin Board and Pink Sheets. Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. This could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock is thinly traded compared to larger, more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock traded in an active public market. The average daily trading volume of our common stock from approximately August 1, 2004 through November 1, 2004 was 135,228 shares. The high and low trading price of our common stock for the last 52 weeks has been $0.30 and $0.045, respectively. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets, could cause the price of our common stock to fluctuate substantially.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

     Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended. Penny stocks are stock:

     o    with a price of less than $5.00 per share;

     o    that are not traded on a "recognized" national exchange;

     o whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stock must still have a price of not less than $5.00 per share); or

     o stock in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

     Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

     Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. eTotalSource's management is aware of the abuses that have occurred historically in the penny stock market. Although eTotalSource does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to eTotalSource's securities.

WE INTEND TO AMEND OUR ARTICLES OF INCORPORATION TO AUTHORIZE ADDITIONAL COMMON STOCK IN ORDER TO DRAW DOWN THE ENTIRE $10,000,000 UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT

     Our Articles of Incorporation currently authorize 100,000,000 shares of common stock. We are only registering 15,000,000 shares of our common stock under the Standby Equity Distribution Agreement in the accompanying registration statement, which based on a recent stock price of $0.07 per share, would result in our being able to receive maximum gross proceeds of $977,550 under the Standby Equity Distribution Agreement. Based on our recent stock price of $0.07, we would have to issue to Cornell Capital Partners 153,374,233 shares of our common stock in order to draw down the entire $10,000,000 available to us under the Standby Equity Distribution Agreement. In the event we desire to draw down any available amounts remaining under the Standby Equity Distribution Agreement, after we have issued 15,000,000 being registered in the accompanying registration statement and assuming we have obtained shareholder approval to increase our authorized common stock, we will have to file a new registration statement to cover such additional shares which we will issue for additional draw downs under the Standby Equity Distribution Agreement.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT

     The sale of shares pursuant to the Equity Line of Credit will have a dilutive impact on our stockholders. At our current stock price of $0.07, we would have to issue 153,374,233 shares of common stock to draw down the entire $10,000,000 available to us under the Standby Equity Distribution Agreement. These shares would represent approximately 78% of our outstanding common stock upon issuance. In the event that we need to issue 153,374,233 shares to fully utilize the Standby Equity Distribution Agreement, we would have to obtain shareholder approval to amend our Articles of Incorporation to increase our authorized common stock above the current 100,000,000 shares authorized.

THE STANDBY EQUITY DISTRIBUTION AGREEMENT COULD HAVE AN ADVERSE EFFECT ON OUR ABILITY TO MAKE ACQUISITIONS WITH OUR COMMON STOCK

     We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. In addition, we are not registering enough shares to draw down the entire $10,000,000 available under the Standby Equity Distribution Agreement given our recent stock price of $0.07. At such price, we would have to issue 153,374,233 shares to draw down the entire $10,000,000 under the Standby Equity Distribution Agreement. It may be necessary for us to seek approval from our shareholders to increase our authorized common stock so as to permit us to register additional shares of common stock in order to have sufficient authorized shares available to make acquisitions using our common stock. As we issue shares of common stock pursuant to the Standby Equity Distribution Agreement, we may not have sufficient shares of our common stock available to successfully attract and consummate future acquisitions. In the event we desire to draw down any available amounts remaining under the Standby Equity Distribution Agreement, after we have issued 15,000,000 being registered in the accompanying registration statement and assuming we have obtained shareholder approval to increase our authorized common stock, we will have to file a new registration statement to cover such additional shares which we will issue for additional draw downs under the Standby Equity Distribution Agreement.

SALE OF SHARES ELIGIBLE FOR FUTURE SALE COULD ADVERSELY AFFECT THE MARKET PRICE

     All of the approximate 8,117,946 shares of common stock which are currently held, directly or indirectly, by management have been issued in reliance on private placement exemptions under the Securities Act of 1933, as amended. Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Securities Act of 1933, as amended. In general, under Rule 144 a person (or persons whose shares are aggregated), who has beneficially owned shares acquired in a non-public transaction, for at least one year, including persons who may be deemed affiliates of eTotalSource, as defined, would be entitled to sell within any 3-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume during the four calendar weeks preceding such sale, provided that current public information is then available. If a substantial number of the shares owned by these stockholders were sold under Rule 144 or a registered offering, the market price of the common stock could be adversely affected.

ETOTALSOUCE'S COMPETITION IS BETTER CAPITALIZED AND HAS GREATER MARKETING CAPABILITIES WHICH COULD ADVERSELY AFFECT ETOTALSOURCE'S ABILITY TO COMPETE IN THE MARKETPLACE

     eTotalSource is in competition with other services and products developed and marketed by much larger corporations, which are better capitalized and have far greater marketing capabilities than eTotalSource. eTotalSource expects to be at a disadvantage when competing with many firms that have substantially greater financial and management resources and capabilities than eTotalSource. As a result of these disadvantages, eTotalSource may not be able to effectively complete in the markets in which its products and services are sold, which would, in turn, affect its ability to continue to operate.

                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

     Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Some of our stockholders, including officers and directors, are the holders of "restricted securities". These restricted securities may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. As of November 1, 2004, approximately 25,117,288 shares of our common stock are deemed restricted.

     Upon completion of this offering, and assuming all shares registered in this offering are resold in the public market, there will be an additional 59,590,000 shares of common stock outstanding. All of these shares of common stock may be immediately resold in the public market upon effectiveness of the accompanying registration statement.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT AND THE CONVERSION OF CONVERTIBLE DEBENTURES

     The sale of shares pursuant to the Standby Equity Distribution Agreement will have a dilutive impact on our stockholders. At a recent stock price of $0.07, we would have to issue 153,374,233 shares of common stock to draw down the entire $10,000,000 available to us under the Standby Equity Distribution Agreement. We are only registering 15,000,000 shares of our common stock under the Standby Equity Distribution Agreement in the accompanying registration statement. These shares would represent approximately 25% of our outstanding common stock upon issuance.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

     The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to 59,590,000 shares of common stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

CORNELL CAPITAL PARTNERS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE AND WILL HAVE AN INCENTIVE TO SELL ITS SHARES

     Cornell Capital Partners will purchase shares of our common stock pursuant to the Standby Equity Distribution Agreement at a purchase price that is less than the then-prevailing market price of our common stock. Cornell Capital Partners will have an incentive to immediately sell any shares of eTotalSource common stock that it purchases pursuant to the Standby Equity Distribution Agreement to realize a gain on the difference between the purchase price and the then-prevailing market price of our common stock. To the extent Cornell Capital Partners sells its common stock, our common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

THE SALE OF MATERIAL AMOUNTS OF COMMON STOCK UNDER THE ACCOMPANYING REGISTRATION STATEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES

     The significant downward pressure on our stock price caused by the sale of a significant number of shares under the Standby Equity Distribution Agreement could cause our stock price to decline, thus allowing short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE

     The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

THE ISSUANCE OF SHARES OF COMMON STOCK UNDER THIS OFFERING COULD RESULT IN A CHANGE OF CONTROL

     We are registering 59,590,000 shares of common stock in this offering. These shares represent approximately 59% of our authorized capital stock and would upon issuance represent approximately 65% of the then issued and outstanding common stock and we anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to exert significant influence on eTotalSource in an election of directors.

                           FORWARD-LOOKING STATEMENTS

     Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties, and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words, or other variations on these words, or comparable terminology.

     This prospectus contains forward-looking statements, including statements regarding, among other things: (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

     The following table presents information regarding the selling stockholders. A description of each selling stockholder's relationship to eTotalSource and how each selling stockholder acquired or will acquire the shares to be sold in this offering is detailed in the information immediately following this table.


                                                          PERCENTAGE OF
                                                           OUTSTANDING           SHARES TO BE                          PERCENTAGE OF
                                        SHARES                SHARES          ACQUIRED UNDER THE                           SHARES
                                     BENEFICIALLY          BENEFICIALLY         STANDBY EQUITY        SHARES TO BE      BENEFICIALLY
                                     OWNED BEFORE          OWNED BEFORE          DISTRIBUTION         SOLD IN THE       OWNED AFTER
SELLING STOCKHOLDER                    OFFERING            OFFERING (1)            AGREEMENT            OFFERING        OFFERING (1)
-------------------                    --------            ------------            ---------            --------        ------------

Cornell Capital Partners, L.P.        3,833,334 (2)               8.51%             15,000,000     55,105,700 (3)                0%
Newbridge Securities Corporation            166,666                   *                     --            166,666                0%
Theodore Schall                       1,200,000 (4)               2.66%                     --          1,200,000                0%
Robert H. Baker, as Trustee of
the RHB Trust, dated June 7, 2002     2,287,500 (5)               5.08%                     --          2,287,500                0%
James Boras                           3,162,500 (6)               7.02%                     --          3,162,500                0%
Charles E. and Mary G. Dorn, as
Trustees of the Dorn Family
Trust, dated August 3, 1993             800,000 (7)               1.78%                     --            800,000                0%
David Mello                             562,500 (8)               1.25%                     --            562,500                0%
Daniel and Lisa Sue Lee, as
Trustees of the Daniel and Lisa
Sue Lee Trust, restated 1982            500,000 (9)               1.11%                     --            500,000                0%
Timothy Kwan                           500,000 (10)               1.11%                     --            500,000                0%
Terry Coffee                           312,500 (11)                   *                     --            312,500                0%
John J. Donnelly                        15,000 (12)                   *                     --             15,000                0%

-----------------------------------------------------------------------------------------------------------------------------------
*       Less than 1%.

(1)  Applicable  percentage of ownership is based on 45,046,316 shares of common stock outstanding as of November 1, 2004,  together with securities exercisable or convertible into shares of common stock within 60 days of November 1, 2004. Beneficial ownership is determined in accordance  with the rules of the U.S.  Securities and Exchange  Commission and generally  includes  voting or investment  power with respect to securities.  Shares of common stock subject to securities  exercisable  or  convertible  into shares of common  stock that are  currently  exercisable  or  exercisable  within 60 days of  November 1, 2004 are deemed to be beneficially  owned by the person  holding such  securities  for the purpose of computing  the  percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)  The 3,833,334  shares of common stock  represent  shares  underlying a one-time  commitment  fee pursuant to the Standby Equity
     Distribution Agreement. We are registering 15,000,000 shares of common stock to be resold by Cornell Capital Partners under the
     Standby Equity  Distribution  Agreement.  In the event we desire to draw down any available amounts remaining under the Standby
     Equity  Distribution  Agreement  after we have issued the 15,000,000  shares being  registered in the  59,590,000  shares being registered  in the  accompanying  registration  statement,  we will have to file a new  registration  statement  to cover  such additional shares that we would issue for additional draw downs under the Standby Equity Distribution Agreement.

(3)  The total amount of shares to be sold in the offering by Cornell Capital Partners is comprised of: (a) 31,250,000  shares which are being registered  pursuant to the Convertible  Debentures in the principal amount of $350,000;  (b) 15,000,000 shares under the Standby Equity  Distribution  Agreement;  and (c) 3,833,334 shares being registered as a one-time  commitment fee under the
     Standby Equity Distribution Agreement. Please note that the terms of the secured Convertible Debentures held by Cornell Capital
     Partners provides that in no event shall Cornell Capital Partners be entitled to convert the secured Convertible Debentures for a number of shares which, upon giving effect to the conversion,  would cause the aggregate number of shares  beneficially owned by Cornell Capital Partners and its affiliates to exceed 4.99% of the total outstanding  shares of eTotalSource  following such conversion. Please also note that for the secured Convertible Debenture conversion, we are assuming a market price of $0.07 per share for the secured  Convertible  Debentures.  Because the  conversion  price may fluctuate  based on the market price of our stock, the actual number of shares to be issued upon conversion of the secured Convertible Debentures may be higher or lower.

(4)  Received for services provided to eTotalSource. Theodore Schall makes all of his own investment decisions.

(5)  Acquired through a subscription for shares of common stock of eTotalSource  offered through a private  placement of securities.
     Robert Baker makes all investment decisions on behalf of the trust.

(6)  Acquired through a subscription for shares of common stock of eTotalSource  offered through a private  placement of securities.
     James Boras makes all of his own  investment  decisions.

(7)  Acquired through a subscription for shares of common stock of eTotalSource  offered through a private  placement of securities.
     Charles Dorn makes all investment  decisions on behalf of the trust.

(8)  Acquired through a subscription for shares of common stock of eTotalSource  offered through a private  placement of securities.
     David Mello makes all of his own  investment  decisions.

(9)  Acquired through a subscription for shares of common stock of eTotalSource  offered through a private  placement of securities.
     Daniel Lee makes all investment  decisions on behalf of the trust.

(10) Acquired through a subscription for shares of common stock of eTotalSource  offered through a private  placement of securities.
     Timothy Kwan makes all of his own investment  decisions.

(11) Acquired through a subscription for shares of common stock of eTotalSource  offered through a private  placement of securities.
     Terry Coffee makes all of his own  investment  decisions.

                                                                 14


(12) Received for services  rendered  prior to merger with Premium  Enterprises,  Inc. John Donnelly makes all of his own investment decisions.

     The following information contains a description of each selling stockholder's relationship to eTotalSource and how the selling stockholder acquired the shares to be sold in this offering. The selling stockholders have not held a position or office, or had any other material relationship, with eTotalSource, except as follows:

SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH CORNELL CAPITAL PARTNERS

     o CORNELL CAPITAL PARTNERS. Cornell Capital Partners is the investor under the Standby Equity Distribution Agreement and the holder of the Convertible Debentures. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the Managing Member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with eTotalSource. These transaction are explained below:

     o SECURITIES PURCHASE AGREEMENT. On October 6, 2004, we entered into a Securities Purchase Agreement with Cornell Capital Partners. Pursuant to the Securities Purchase Agreement, eTotalSource may sell to Cornell Capital Partner, and Cornell Capital Partner may purchase from eTotalSource, up to $350,000 worth of secured convertible debentures pursuant to the terms contained in the Secured Debenture.

     o STANDBY EQUITY DISTRIBUTION AGREEMENT. On October 6, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay eTotalSource 98% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the Standby Equity Distribution Agreement. In connection with the Standby Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 3,833,334 shares of our common stock.

          We are registering 15,000,000 shares in this offering that may be resold by Cornell Capital Partners pursuant to the Standby Equity Distribution Agreement in addition to the 3,833,334 shares being registered in this offering as a one-time commitment fee pursuant to the Standby Equity Distribution Agreement.

     o SECURED CONVERTIBLE DEBENTURES. The secured Convertible Debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as listed on a principal market, as quoted by Bloomberg, L.P., on October 6, 2004, or (ii) an amount equal to 80% of the lowest closing bid price of our common stock, as quoted by Bloomberg, L.P., for the five trading days immediately preceding the conversion date. At maturity, the remaining unpaid principal and accrued interest under the Convertible Debenture shall be, at our option, either paid or converted into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of our common stock as listed on a principal market, as quoted by Bloomberg, L.P., on October 6, 2004, or (ii) 80% of the lowest closing bid price of our common stock, as quoted by Bloomberg L.P., for the five trading days immediately preceding the conversion date. The secured Convertible Debentures are secured by all of
          eTotalSource's assets. The secured Convertible Debentures accrue interest at a rate of 5% per year and have a 2-year term. Cornell Capital Partners purchased a secured Convertible Debenture in the principal amount of $175,000 from eTotalSource on October 6, 2004. eTotalSource is registering in this offering 31,250,000 shares of common stock underlying the secured Convertible Debentures. eTotalSource received $175,000 from the issuance of a secured Convertible Debenture on October 6, 2004, and will receive $175,000 from the issuance of a second secured Convertible Debenture when we file the accompanying registration statement with the Securities and Exchange Commission.

     Thereare certain risks related to sales by Cornell Capital Partners, including:

     o The outstanding shares are issued based on a discount to the market price. As a result, the lower the stock price around the time Cornell Capital Partners is issued shares, the greater chance that Cornell Capital Partners gets more shares. This could result in substantial dilution to the interests of other holders of our common stock.

     o To the extent Cornell Capital Partners sells its common stock, our common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress our stock price.

     o The significant downward pressure on the price of our common stock as Cornell Capital Partners sells material amounts of common stocks could encourage short sales by Cornell Capital Partners or others. This could place further downward pressure on the price of our common stock.

     o NEWBRIDGE SECURITIES CORPORATION. Newbridge Securities Corporation is a registered broker-dealer that we engaged to advise us in connection with the Standby Equity Distribution Agreement. Guy Amico makes the investment decisions on behalf of Newbridge Securities Corporation. We paid Newbridge Securities Corporation a fee of $10,000 payable in 166,666 shares of our common stock. eTotalSource is registering these shares in this offering.

SHARES ACQUIRED BY OTHER SELLING STOCKHOLDERS

     o    THEODORE  SCHALL.   Received  his  shares  for  services  provided  to
          eTotalSource. Mr. Schall makes all of his own investment decisions.

     o ROBERT H. BAKER, AS TRUSTEE OF THE RHB TRUST, DATED JUNE 7, 2002. Acquired its shares through a subscription for shares of common stock of eTotalSource offered through a private placement of securities. Mr. Baker makes all investment decisions on behalf of the trust.

     o JAMES BORAS. Acquired his shares through a subscription for shares of common stock of eTotalSource offered through a private placement of securities. Mr. Boras makes all of his own investment decisions.

     o CHARLES R. AND MARY G. DORN, AS TRUSTEES OF THE DORN FAMILY TRUST, DATED AUGUST 3, 1993. Acquired its shares through a subscription for shares of common stock of eTotalSource offered through a private placement of securities. Mr. Dorn makes all investment decisions on behalf of the trust.

     o DAVID MELLO. Acquired his shares through a subscription for shares of common stock of eTotalSource offered through a private placement of securities. Mr. Mello makes all of his own investment decisions.

     o DANIEL AND LISA SUE LEE, AS TRUSTEE OF THE DANIEL AND LISA SUE LEE TRUST, RESTATED 1982. Acquired its shares through a subscription for shares of common stock of eTotalSource offered through a private placement of securities. Mr. Lee makes all investment decisions on behalf of the trust.

     o TIMOTHY KWAN. Acquired his shares through a subscription for shares of common stock of eTotalSource offered through a private placement of securities. Mr. Kwan makes all of his own investment decisions.

     o TERRY COFFEE. Acquired his shares through a subscription for shares of common stock of eTotalSource offered through a private placement of securities. Mr. Coffee makes all of his own investment decisions.

     o JOHN J. DONNELLY. Received his shares for services rendered prior to merger with Premium Enterprises, Inc. Mr. Donnelly makes all of his own investment decisions.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and resold from time-to-time by the selling stockholders. There will be no proceeds to us from the resale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the Standby Equity Distribution Agreement. The purchase price of the shares purchased under the Standby Equity Distribution Agreement will be equal to 98% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the five consecutive trading days immediately following the advance notice date. eTotalSource will pay Cornell Capital Partners 5% of each advance as an additional fee.

     eTotalSource is registering 15,000,000 shares of common stock for issuance under the Standby Equity Distribution Agreement. At a recent price of $0.07 per share, eTotalSource would receive gross proceeds of $977,500.

     For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Standby Equity Distribution Agreement. The table assumes estimated offering expenses of $85,000 plus 5% retainage payable to Cornell Capital Partners.

GROSS PROCEEDS:                       $1,000,000      $5,000,000     $10,000,000
  Less: 5% retainage                    (50,000)       (250,000)       (550,000)
  Less Offering expenses                (85,000)        (85,000)        (85,000)
                                      ----------    ------------    ------------
Net Proceeds                            $865,000      $4,665,000      $9,415,000
                                      ==========    ============    ============

USE OF PROCEEDS:
Production                               259,500       1,399,500       2,824,500
Marketing and Public Relations           216,250       1,166,250       2,353,750
Advertising                               86,500         466,500         941,500
General Corporate and Working
  Capital                                302,750       1,632,750       3,295,250
                                      ----------    ------------    ------------
Total                                   $865,000      $4,665,000      $9,415,000
                                      ==========    ============    ============

     eTotalSource has represented to Cornell Capital Partners that the net proceeds eTotalSource receives under the Standby Equity Distribution Agreement will be used for general corporate purposes and acquisitions. In no event will the net proceeds eTotalSource receives under the Standby Equity Distribution Agreement be used by eTotalSource for the payment (or loaned to any such person for the payment) of any judgment, or other liability, incurred by any executive officer, officer, director or employee of eTotalSource, except for any liability owed to such person for services rendered, or if any judgment or other liability is incurred by such person originating from services rendered to eTotalSource, or eTotalSource has indemnified such person from liability.

                                    DILUTION

     The net tangible book value of eTotalSource as of September 30, 2004 was ($2,640,749) or ($0.0643) per share of common stock outstanding on September 30, 2004. Net tangible book value per share is determined by dividing the tangible book value of eTotalSource (i.e., total assets less total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to eTotalSource, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Standby Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Standby Equity Distribution Agreement. The following example shows the dilution to new investors at an offering price of $0.0686 per share, which is 98% of a recent share price of $0.07.

     If we assume that eTotalSource had issued 153,374,233 shares of common stock under the Standby Equity Distribution Agreement (i.e., the maximum number of shares needed in order to draw down the entire $10,000,000 available under the Standby Equity Distribution Agreement), at an assumed offering price of $0.0686 per share, less retention fees of $500,000 and offering expenses of $85,000, our net tangible book value as of September 30, 2004 would have been $(2,640,749) or $(0.064336) per share (note, however, that at an offering price of $0.07 per share, based on the number of shares registered in this offering under the Standby Equity Distribution Agreement eTotalSource would only receive gross proceeds of $977,500). Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.101727 per share and an immediate dilution to new stockholders of $0.031209 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                               $0.068600
Net tangible book value per share before this offering  $(0.064336)
Increase attributable to new investors                    $0.101727
Net tangible book value per share after this offering                 $0.037391
Dilution per share to new stockholders                                $0.031209

     The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

                                                                 DILUTION
              ASSUMED               NO. OF SHARES                PER SHARE
          OFFERING PRICE          TO BE ISSUED (1)            TO NEW INVESTORS
          --------------          ----------------            ----------------
           $0.06860                  153,374,233                $0.0312090
           $0.05145                  194,363,460                $0.0226736
           $0.03430                  291,545,190                $0.0139320
           $0.01715                  583,090,379                $0.0062962

-----------

(1) eTotalSource is registering 15,000,000 shares of common stock issued pursuant to the Standby Equity Distribution Agreement.

                      STANDBY EQUITY DISTRIBUTION AGREEMENT

     SUMMARY. On October 6, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay us 98% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five consecutive trading days immediately following the advance notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the Standby Equity Distribution Agreement. We also paid Cornell Capital Partners a one-time commitment fee pursuant to the Standby Equity Distribution Agreement on October 6, 2004, which was paid by the issuance of 3,833,334 shares of our common stock.

     In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received a fee of $10,000 paid in 166,666 shares of our common stock on October 6, 2004. eTotalSource is registering 15,000,000 shares of common stock for the Standby Equity Distribution Agreement pursuant to the accompanying registration statement. The costs associated with this registration will be borne by us. There are no other significant closing conditions to draws under the Standby Equity Distribution Agreement.

     STANDBY EQUITY DISTRIBUTION AGREEMENT EXPLAINED. Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days with a maximum of $200,000 per advance. A closing will be held five trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount.

     We may request advances under the Standby Equity Distribution Agreement once the underlying shares are registered with the Securities and Exchange
Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $10,000,000 or 24 months after the effective date of the accompanying registration statement, whichever occurs first.

     The amount of each advance is limited to a maximum draw down of $200,000 every seven trading days. At a recent stock price of $0.07, we would have to issue 3,067,485 shares of common stock to Cornell Capital Partners to draw down the maximum advance amount of $200,000. The amount available under the Standby Equity Distribution Agreement is not dependent on the price or volume of our common stock. Our ability to request advances are conditioned upon our registering the shares of common stock with the Securities and Exchange Commission. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the Standby Equity Distribution Agreement.

     We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Based on our recent stock price of $0.07 and that we are registering 15,000,000 shares of our common stock under the Standby Equity Distribution Agreement in the accompanying registration statement, we could draw down a maximum gross amount of $977,550 under the Standby Equity Distribution Agreement. These 15,000,000 shares would represent approximately 25% of our outstanding common stock upon issuance. We are registering 15,000,000 shares of common stock to be resold by Cornell Capital Partners pursuant to Standby Equity Distribution Agreement.

     You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. The issuance of a larger number of shares under the Standby Equity Distribution Agreement may result in a change of control. That is, if all or a significant block of such shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to assume control of eTotalSource by electing its or their own directors.

     You should also be aware that in order for us to utilize the full $10,000,000 available under the Standby Equity Distribution after the conversion of the $350,000 Secured Convertible Debentures, it may be necessary for our shareholders to approve an increase in our authorized common stock and for us to register additional shares of common stock. This is currently the case based on our stock price of $0.07 as of November 1, 2004. eTotalSource is authorized in its Articles of Incorporation to issue up to 100,000,000 shares of common stock. As of November 1, 2004, eTotalSource had 45,046,316 shares of common stock outstanding. eTotalSource is registering 15,000,000 shares of common stock hereunder to be issued under the Standby Equity Distribution Agreement.

     In the event we desire to draw down any available amounts remaining under the Standby Equity Distribution Agreement after we have issued the 15,000,000 shares being registered in the accompanying registration statement (and assuming we have obtained shareholder approval to increase our authorized common stock), we may have to file a new registration statement to cover such additional shares which we will issue for additional draw downs under the Standby Equity Distribution Agreement. Whether we will have to file a new registration statement will depend, in part, on the current price of our common stock at the time(s) we desire to make additional draw downs under the Standby Equity Distribution Agreement.

     Proceeds under the Standby Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of advances we intend to draw.

     We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In connection with the Standby Equity Distribution Agreement, we paid Cornell Capital Partners a one-time commitment fee by the issuance of 3,833,334 shares of our common stock. In addition, we issued 166,666 shares of common stock to Newbridge Securities Corporation, a registered broker-dealer, as a placement agent fee in connection with the Standby Equity Distribution Agreement.

                              PLAN OF DISTRIBUTION

     The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders, and with the exception of Cornell Capital Partners as principal or through one or more underwriters, brokers, dealers or agents from time-to-time in one or more transactions (which may involve crosses or block transactions) (i) on the Over-the-Counter Bulletin Board or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the Over-the-Counter Bulletin Board or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partners will pay us 98% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five consecutive trading days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. The 2% discount, the 5% retention, and the one-time commitment fee under the Standby Equity Distribution Agreement in the form of 3,833,334 shares of our common stock, are all underwriting discounts. We engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received $10,000, which was paid by the issuance of 166,666 shares of our common stock. Pursuant to a Placement Agent Agreement, Newbridge Securities Corporation provided services consisting of reviewing the terms of the Standby Equity Distribution Agreement and advising us with respect to those terms. The Placement Agent Agreement is coterminous with and will terminate upon the same terms as the Standby Equity Distribution Agreement.

     Cornell Capital Partners was formed in February of 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support our stock price.
Prospective investors should take these factors into consideration before purchasing our common stock.

     In consideration of Cornell Capital Partners' execution and delivery of the Standby Equity Distribution Agreement, eTotalSource will indemnify Cornell Capital Partners, and all of its officers, directors, partners, employees and agents, from and against any and all actions, causes of actions, suits, claims, losses, costs, penalties, fees, liabilities and damages incurred by the indemnified party as a result of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by eTotalSource in the Standby Equity Distribution Agreement or Registration Rights Agreement in connection therewith or any other document contemplated thereby; (ii) any breach of any covenant, agreement or obligation of eTotalSource contained in the Standby Equity Distribution Agreement or the Registration Rights Agreement executed in connection therewith or any other document contemplated thereby; or (iii) any cause of action, suit or claim brought against such indemnified party and arising out of or resulting from the execution, delivery, performance or enforcement of the Standby Equity Distribution Agreement or any document in connection therewith.

     Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all 50 states. In addition, in certain states the shares of common stock in this offering may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     We will pay all of the expenses incident to the registration, offering, and sale of the shares of common stock to the public hereunder other than commissions, fees, and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. These offering expenses consist of a Securities and Exchange Commission registration fee of $377.50, printing and engraving fees and expenses of $2,500, accounting fees and expenses of $20,000, legal fees and expenses of $50,000, and miscellaneous expenses of $11,971.50. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement.

     The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934, as amended,  will  apply to  purchases  and sales of shares of common  stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. The selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following information should be read in conjunction with the consolidated financial statements of eTotalSource and the notes thereto appearing elsewhere in this filing. Statements in this "Management's Discussion and Analysis" and elsewhere in this prospectus that are not statements of historical or current fact constitute "forward-looking statements." For an overview of eTotalSource, please see the section of this prospectus entitled "Description of the Business," which follows this section.

GOING CONCERN CONSIDERATIONS

     The accompanying financial statements have been presented assuming that eTotalSource will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. eTotalSource has incurred significant operating losses since inception and as of December 31, 2003 had a net working capital deficit of approximately $2,386,000, a stockholders' deficit of $2,313,000, notes payable totaling $662,000 were in default with related accrued interest in arrears of $47,598, and legal judgments against eTotalSource totaling $204,788 which have been adjudicated. Management continues to meet operating deficits primarily through short-term borrowings and is attempting to utilize other debt and non-dilutive equity financing alternatives to sustain operations. Additionally, we now have the ability to obtain funding from Cornell Capital Partners under the Standby Equity Distribution Agreement and pursuant to the issuance of secured Convertible Debentures to Cornell Capital Partners, subject to the limitations discussed elsewhere in this prospectus. Whether such financing will be available as needed and the ultimate form of such financing is uncertain and the effects of this uncertainty could ultimately lead to bankruptcy. Unless eTotalSource successfully obtains suitable significant additional financing and attains profitable operations, there is substantial doubt about eTotalSource's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     eTotalSource recognizes revenue in accordance with Statement of Position No. 97-2 "Software Revenue Recognition" issued by the Accounting Standards Executive Committee of the AICPA. Revenues are recorded net of an allowance for estimated returns and collectibility at the time of billing.

     Product revenue is derived primarily from the sale of self-produced training multimedia and not related off-the-shelf software products. eTotalSource recognizes revenue from sales of these products at the time of shipment to customers. Service revenue is primarily derived from production of videos for others and is recognized upon customer acceptance.

     Deferred revenue includes payments received for product licenses covering future periods and advances on service contracts that have not yet be fulfilled.

     Significant estimates include evaluation of the company's income tax net operating loss carryforwards and valuation of non-monetary transactions in connection with issuances of common stock and common stock warrants and options.

     None of these policies had any material or substantial effect upon eTotalSource's operations.

FINANCIAL CONDITION

     There is substantial doubt about the ability of eTotalSource to continue as a going concern as disclosed in the notes to the December 31, 2003 financial statements filed by eTotalSource on Form 10-KSB. Further, the auditors' report which accompanied said financial statements also contained a going concern qualification which called into question our ability to continue as a going concern. The conditions which called into question our ability to continue as a going concern continued through the third quarter of 2004 as operating losses and liquidity shortages, including default conditions on certain notes payable and judgments payable to creditors, continued. As of September 30, 2004, current liabilities exceed current assets by approximately $2,700,000.

     Management continues to meet operating deficits primarily through short-term borrowings and is attempting to utilize other debt and non-dilutive equity financing alternatives to sustain operations. Whether such financing will be available as needed and the ultimate form of such financing is uncertain and the effects of this uncertainty could ultimately lead to bankruptcy.

RESULTS OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004, AS COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2003

     REVENUE

     Revenues for the three-months ended September 30, 2004 were $70,598 versus $34,757 for the corresponding 2003 period, representing a 103% increase. The increase was attributable to fewer sales of the compact disk training products and increased sales of software.

     EXPENSES

     Operating expenses for the three-month period ended September 30, 2004 were $598,309 as compared with $178,797 for the comparable 2003 period, an increase of $419,512. The increase was primarily due to an increase in stock compensation and payroll expenses. Payroll expenses for the three-month period ended September 30, 2004 were $5,534 more than the comparable 2003 period.

     Interest expense for the three-month period ended September 30, 2004 was $36,313 as compared with $91,504 for the corresponding 2003 period. The decrease in interest expense is the result of the June 2003 retirement of mortgages payable upon the sale of eTotalSource's business office building, conversion of debt to equity in the fourth quarter of 2003 and a decrease in amortization expense in 2004 of the fair value of warrants issued as incentives to lenders.

     NET INCOME (LOSS)

     eTotalSource recognized a loss for the three-month period ended September 30, 2004 in the amount of $564,319 or $(0.02) per share, as compared with a loss of $234,317 or $(0.01) per share for the corresponding period ended September 30, 2003.

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004, AS COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2003

     REVENUE

     Revenues for the first nine months of the fiscal year ended September 30, 2004 were $185,865 versus $180,957 for the corresponding 2003 period, representing a 3% increase. The decrease was attributable to fewer sales of the CD training products, no post-production projects and increased sales of software.

     EXPENSES

     Operating expenses for the first nine months ended September 30, 2004 were $1,803,447 as compared with $909,008 for the comparable 2003 period, an increase of $894,439. The increase was primarily due to an increase in stock compensation and payroll expenses.

     Interest expense for the first nine months of the fiscal year ended September 30, 2004 decreased to $140,193 as compared with $406,975 for 2003.

     NET INCOME (LOSS)

     In the first nine months of the fiscal year, eTotalSource recognized a loss in the amount of $1,757,937 or $(0.05) per share, as compared to $930,240 or $(0.05) per share, for the corresponding nine month period ended September 30, 2003.

FOR THE YEAR ENDED DECEMBER 31, 2003, AS COMPARED TO THE YEAR ENDED DECEMBER 31, 2002

     CHANGES IN FINANCIAL CONDITION

     On December 30, 2002, Premium Enterprises, Inc. acquired 91% of the preferred and common stock of eTotalSource, Inc. pursuant to an Agreement and Plan of Reorganization effective December 30, 2002, by issuing 15,540,011 shares of Premium's common stock to eTotalSource shareholders. Immediately after the transaction, the eTotalSource shareholders owned approximately 88.5% of Premium's common stock. Coincident with the transaction, Premium changed its fiscal year from June 30 to December 31. The reorganization is recorded as a recapitalization effected by a reverse merger wherein Premium is treated as the acquiree for accounting purposes, even though it is the legal acquirer. The transaction has been accounted for as a purchase, and accordingly, since the transaction occurred December 31, 2002, the results of operations for the periods presented represent solely those of the accounting acquirer, eTotalSource. Since Premium was a non-operating shell with limited business activity, goodwill was not recorded.

     On June 9, 2003, eTotalSource sold its office building for $1,050,000, received net cash proceeds of $142,596 after retiring mortgage debt, and recognized a $205,705 net capital gain.

     In November of 2003, the shareholders approved an increase of authorized shares from 20,000,000 shares to 100,000,000 shares.

     REVENUE

     eTotalSource had revenues from operations of $281,919 and $213,823 in the years ended December 31, 2003 and 2002, respectively. This increase was due primarily to an increase in post-production projects.

     EXPENSES

     eTotalSource incurred expenses incident to operations in the amount of $1,860,146 in 2003 and $1,167,468 in 2002. This increase was attributable to the issuance of capital stock for services performed and warrants to purchase common stock issued for interest and consulting expense and valued using the Black-Scholes option pricing model.

     NET INCOME (LOSS)

     eTotalSource had a net loss on operations of $1,966,575 in 2003 compared to a loss of $1,214,305 in 2002. The loss per share was approximately $0.10 in 2003 and $0.07 in 2002. This increase in loss was attributable to the issuance of capital stock for services performed and interest and consulting expense on warrants using the Black-Scholes option pricing model. Further, eTotalSource recorded adjustments having the aggregate effect of increasing the net loss for the fourth quarter of 2003 by approximately $693,000. The adjustments consisted primarily of issuances of common stock for services or settlement of debt, accrual of services to be settled in stock, and the recognition of stock option and warrant expenses for services and in lieu of interest.

LIQUIDITY AND CAPITAL RESOURCES

     LIQUIDITY

     At September 30, 2004, eTotalSource had $1,964 in cash with which to conduct operations, a decline of $5,798 during the quarter, and a working capital deficit of $2,678,198. There can be no assurance that eTotalSource will be able to complete its business plan and to exploit fully any business opportunity that management may be able to locate on behalf of eTotalSource. Accordingly, eTotalSource will need to seek additional financing through loans, the sale and issuance of additional debt and/or equity securities, or other financing arrangements. As discussed in the Capital Resources section below, eTotalSource may be able to obtain financing from Cornell Capital Partners by drawing down funds available under the Standby Equity Distribution Agreement as well as through the issuance of secured Convertible Debentures to Cornell Capital Partners, subject to certain limitations discussed elsewhere in this prospectus. Management anticipates that financing provided by Cornell Capital Partners should help to provide additional liquidity for eTotalSource. eTotalSource does not intend to pay dividends in the foreseeable future.

     CAPITAL RESOURCES

     On October 6, 2004, eTotalSource sold a $175,000 secured convertible debenture to Cornell Capital Partners. This debenture accrues interest at a rate of 5% per year and matures two years from the issuance date. The debenture is convertible at Cornell Capital Partners' option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of our common stock as listed on a principal exchange, as quoted by Bloomberg, L.P., as of October 6, 2004, or (ii) 80% of the lowest closing bid price of our common stock, as quoted by Bloomberg, L.P., for the five trading days immediately preceding the conversion date. At maturity, eTotalSource has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debenture into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of our common stock as listed on a principal market, as quoted by Bloomberg, L.P., as of October 6, 2004, or
(ii) 80% of the lowest closing bid price of the common stock, as quoted by Bloomberg, L.P., for the five trading days immediately preceding the conversion date. eTotalSource has the right to redeem the debentures upon thirty days notice for 120% of the amount redeemed. Except after an event of default, as set forth in the secured Convertible Debenture, the holder is not entitled to convert such debenture for a number of shares of our common stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliated to exceed 4.99% of our outstanding shares of common stock. After we file the accompanying registration statement with the Securities and Exchange Commission registering the shares of common stock underlying the secured Convertible Debenture, we will issue a second secured Convertible Debenture to Cornell Capital Partners in the principal amount of $175,000 upon the same terms and conditions as the first secured Convertible Debenture above.

     Pursuant to the Standby Equity Distribution Agreement, eTotalSource may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $10,000,000. Subject to certain conditions, eTotalSource will be entitled to commence drawing down on the Standby Equity Distribution Agreement as soon as the common stock to be issued thereunder is registered with the Securities and Exchange Commission and such sales may continue for two years thereafter. The purchase price for the shares will be equal to 98% of, or a 2% discount to, the market price, which is defined as the lowest closing bid price of the common stock during the five consecutive trading days immediately following the advance notice date. The amount of each advance is subject to an aggregate maximum advance amount of $200,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received 3,833,334 shares of eTotalSource common stock as a one-time commitment fee. Cornell Capital Partners is entitled to retain a fee of 5% of each advance. In addition, eTotalSource entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to this agreement, BSI has paid a one-time placement agent fee of 166,666 shares of common stock equal to approximately $10,000 based on eTotalSource's stock price on October 6, 2004, the date eTotalSource agreed to engage the placement agent.

     We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Pursuant to our Articles of Incorporation, we are authorized to issue up to 100,000,000 shares of common stock, of which 45,046,316 are outstanding. At a recent price of $0.07 per share, we would be required to issue at $0.0686 (i.e., 98% of $0.06), 153,374,233 shares of common stock in order to fully utilize the $10,000,000 originally available under the Standby Equity Distribution Agreement. Therefore, at our current stock price, we would be required to authorize and register additional shares of our common stock to fully utilize the amount originally available under the Standby Equity Distribution Agreement. At a recent stock price of $0.07, we would need to authorize approximately 125,000,000 additional shares to fully utilize the Standby Equity Distribution Agreement after taking into account (i) the total number of shares outstanding as of the date hereof, (ii) our total authorized shares of common stock, (iii) the 31,250,000 shares underlying the secured Convertible Debentures that we are registering in this offering, and (iv) the total number of shares we would need to register in order to draw the entire $10,000,000 originally available under the Standby Equity Distribution Agreement. In the event we desire to draw down any available amounts remaining under the Standby Equity Distribution Agreement after we have issued 15,000,000 being registered in the accompanying registration statement (and assuming we have obtained shareholder approval to increase our authorized common stock), we may have to file a new registration statement to cover such additional shares which we will issue for additional draw downs under the Standby Equity Distribution Agreement. Whether we will file a new registration statement will depend, in part, on the current market price of our common stock at the time(s) we draw down available amounts remaining under the Standby Equity Distribution Agreement.

     We estimate that we will require approximately $1,000,000 to operate our business over the next 12 months. We may not have sufficient cash flow from operations to sufficiently meet all of our cash requirements for the next 12 months. Our ability to continue as a going concern is dependent upon our ability to attain a satisfactory level of profitability, have access to suitable financing, satisfy our contractual obligations with creditors on a timely basis, and develop further revenue sources.

CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS

     As of September 30, 2004, the following obligations were outstanding:


                                                                   PAYMENTS DUE BY PERIOD
                                      --------------------------------------------------------------------------------
                                       LESS THAN
CONTRACTUAL OBLIGATIONS                  1 YEAR          2-3 YEARS        4-5 YEARS       AFTER 5 YEARS       TOTAL
-----------------------               -----------        ---------        ---------       -------------    -----------

Judgments payable                     $   204,788        $     .00        $     .00        $     .00         $ 204,788

Short Term Note Payables                  882,000              .00              .00              .00           882,000

Other Current liabilities               1,597,618              .00              .00              .00         1,597,618
                                      -----------        ---------        ---------        ---------       -----------

Total contractual cash obligations    $ 2,684,406        $     .00        $     .00        $     .00       $ 2,684,406
                                      ===========        =========        =========        =========       ===========

     eTotalSource  leases its  corporate  offices in Yuba City,  California on a month-to  month with no  expiration  date.  Monthly rentals under the lease are approximately $3,000.

[START HERE]
                             DESCRIPTION OF BUSINESS


History

     The company was incorporated in Colorado on September 16, 1987 as Premium Enterprises, Inc. On December 20, 2002 Premium Enterprises, Inc. ("Premium") entered into a Plan and Agreement of Reorganization with eTotalSource, Inc. and its shareholders whereby Premium acquired 91% of the issued and outstanding common stock of eTotalSource in exchange for 15,540,001 shares of common stock of Premium. The contract was completed December 31, 2002. On June 17, 2003, shareholders voted to amend the Articles of Incorporation to change the name of Premium Enterprises, Inc. to eTotalSource, Inc. For a period of time in 1988-94, Premium operated three fast lube locations, at various times in Arizona and Colorado as "Grease Monkey" franchises. The locations were unprofitable, two were sold, and the last franchise closed in 1994. Premium then attempted to enter the automobile and truck tire recycling business in 1994. It formed a limited partnership of which it owned 62.5% and commenced limited tire recycling operations. The equipment proved to be inadequate and Premium ran out of capital to continue operations and ceased all operations in 1996. Premium wrote-off all of its investment in equipment and licenses for tire recycling in 1996. Premium was dormant from 1996 until 2002, when it effectuated the above-described Plan and Agreement of Reorganization with eTotalSource and its shareholders.

     eTotalSource, Inc., a California corporation, was founded on February 7, 2000. eTotalSource is a subsidiary of Premium and the sole business of Premium.

OUR BUSINESS

     eTotalSource is a developer and supplier of proprietary multimedia software technology, and a publisher of multimedia training content. Its clients have included: U.S. Department of Defense, Boeing, Steven Spielberg Online Film School, Pacific Bell/SBC, Grant School District, California State University, Logistics Management Institute, First American Title Company and other corporate entities. eTotalSource's clients work with eTotalSource to develop, produce, market, and distribute multimedia development software. eTotalSource also markets educational training programs it has produced utilizing its proprietary software.

     eTotalSource was founded with the express goal of designing a better interface for information and education multimedia delivery. Approximately one year after inception, the beta Presenta ProTM platform was completed. Presenta ProTM features back-end development of multi-panel time synchronized presentations and course work, as well as testing, feedback and performance monitoring. Clients are utilizing Presenta ProTM as a platform for distance learning and computer-based training. Presenta ProTM is delivered via the Internet, intranet, or CD/DVD.

OUR SOFTWARE AND INTELLECTUAL PROPERTY

     eTotalSource has developed a software application, Presenta ProTM that simplifies the production and delivery of multimedia presentations and content while at the same time improving the quality and effectiveness of the presentations. Presenta ProTM is designed with cost saving features and it offers post-production opportunities.

     Presenta ProTM features include:

     o    Multi-panel time synchronized presentation
     o    Quick content and program development
     o    Rich video and content experience
     o    Still images
     o    Graphics
     o    Flash
     o    Links to Website
     o    Live Cams
     o    Test and quizzes to tract performance
     o    Users progress can be tracked
     o    Diagrams
     o    Simple server requirements
     o    Reduces training and learning curve time

     o    Easy to implement and use

OUR BUSINESS MODEL

     eTotalSource   employs  a  dual   strategy  to  meet  market   demands  and
opportunities that includes both software licensing and publishing.

     eTotalSource is licensing Presenta ProTM software via distribution partners and an internal sales and marketing team. The marketing team will be directing its sales effort in targeting the education, corporate and government markets. The cost of the product ranges from $5,500 to $15,000, and eTotalSource is positioning the software package for a volume intensive market. The nearest competitor (in quality or functionality), Virage, prices its product at substantially higher prices. The aggressive pricing policy is intended to appeal to governments, schools and corporate clients.

     eTotalSource publishes and produces original content and postproduction services, and participates in the sales and distribution of the final published product.

     eTotalSource shares in the revenue derived from the program sales. eTotalSource carefully chooses its content, identifying unique subjects and niches offering more probable sales. We believe that these markets are generally underserved and in need of the program packages that are produced by eTotalSource. Examples of finished products currently being marketed include:

     o    Anger Management Facilitator Training and Certification
     o    Domestic Violence Facilitator Training and Certification
     o    School Maintenance, Cleaning Training and Certification
     o    Emergency Disaster Preparedness - Terrorist Awareness
     o    Mandated School Internet Acceptable Use Policy (AUP)

INTELLECTUAL PROPERTY DIFFERENTIATION

     eTotalSource currently has five patents pending:

     o    Multiple  screen  operating  environment,   framework  and  tools  for
          transacting e-commerce;

     o System and method for pre-loading still imagery data in an interactive multimedia presentation; provides an image pre-loading system that maximizes available network bandwidth;

     o System and method for dynamically managing web content using a browser independent framework, which provides an interactive system for enabling dynamic updating of web content to "live" websites;

     o System and method for providing an interactive multimedia presentation environment with low bandwidth capable sessions, which provides an integrated presentation environment consisting of multi-screen clinic logically defined within a browser application; and

     o Presenta Pro(TM) production and delivery system, which provides a multi-screen environment for presenting multimedia presentations with video, images, flash images and text all integrating with the video.

     eTotalSource's technological differentiation is based on high quality and low cost software. We believe that Presenta ProTM is easier to use and considerably more flexible than eTotalSource's closest competitor. We believe that Presenta ProTM is priced to be affordable, cost-effective, and training-efficient. Presenta Pro'sTM ease of implementation and quality it a viable choice for authoring software and distance learning tools.

TECHNOLOGY

     The Presenta Pro(TM), production and delivery system is modular and was designed to allow rapid addition of functionality. The platform provides high quality streaming of video and audio, and was designed for delivery over the Internet, intranet, CD or DVD. The Presenta Pro(TM) system has been created using the Delphi development system. The server portion of Presenta Pro(TM) is a custom control that connects to a Microsoft SQL server. The data is distributed to the viewing client via a custom control that connects to the server via Extensible Markup Language ("XML"). The backend is scalable and transportable.

The production client uses all custom code written in Delphi connecting to the SQL server via TCP/IP. The end user client can be run on any Windows based personal computer and requires minimum system resources. There are several modules to the end-user client that allow the producer to export video to either a CD/DVD format or stand alone web site. We believe that eTotalSource's technology and user interface are advanced in their simplicity of use and ability to deliver multiple platforms and media simultaneously.

EMPLOYEES

     As of September 30, 2004, we had 8 full-time employees, of which three were executives. No employees are presently represented by any labor unions. We believe our relations with our employees to be good, however additional employees will need to be recruited to meet our growth projections.

                                   MANAGEMENT

     The following persons are members of our board of directors and/or executive officers, in the capacities indicated, as of November 1, 2004:

            NAME            AGE           POSITION HELD            TENURE
    --------------------  -------  --------------------------   -------------
        Terry Eilers        56      President, CEO, Director      Since 2002
        Virgil Baker        51            CFO, Director           Since 2002
     Michael Sullinger      59      Secretary, COO, Director      Since 2002
     A. Richard Barber      63              Director              Since 2002
       J. Cody Morrow       50              Director              Since 2002

     The directors named above will serve until the next annual meeting of eTotalSource's stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated.

     There is no arrangement or understanding between the directors and officers of eTotalSource and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

     The directors of eTotalSource will devote such time to eTotalSource's affairs on an "as needed" basis, but less than 20 hours per month. As a result, the actual amount of time which they will devote to eTotalSource's affairs is unknown and is likely to vary substantially from month to month.

     TERRY EILERS, CEO AND CHAIRMAN

     Mr. Eilers has served as CEO and a Director of eTotalSource since its formation, and has served as its Chairman of the Board of Directors since 2000. From 1994 to 2002, Mr. Eilers, along with Virgil Baker, devoted all of his time to the development of online training and the prototype software for
PresentaPro(TM). In 2000, Mr. Eilers, along with Virgil Baker, formed eTotalSource.com, Inc. and became the CEO and President. From 1987 to 1994, Mr. Eilers was founder of a seminar company and traveled all over the world giving seminars on Real Estate and motivational seminars. From 1984 to 1987, Mr. Eilers served as Vice President, Regional Manager and Regional Training Director for Lawyers Title Company. Mr. Eilers was involved in the creation, operation and sale of Sydney Cambric Publishing from 1983 to 1985, where he was in charge of implementing marketing and management systems, developing and supervising management training and conducting live seminars worldwide for many Fortune 500 companies. Over the past 30 years, Mr. Eilers management and computer sales programs have been utilized by major real estate entities, banks, savings and loans, insurance companies, sales and research organizations and publishing companies worldwide. Mr. Eilers is a frequent author, having written, and published through Crescent Publishing, Sydney Cambric Publishing and the Disney Corporation-Hyperion Publishing, 12 books concentrated in the real estate, business management and personal development fields. Some of the titles Mr. Eilers has written include: How to Sell Your Home Fast (Disney/Hyperion), How To Buy the Home You Want (Disney/Hyperion), The Title and Document Handbook (Sydney Cambric), Mortgage Lending Handbook (Sydney Cambric), Mastering Peak Performance (EMR Publishing), Real Estate Calculator Handbook (Sydney Cambric). Mr. Eilers earned his AA in the Administration of Justice from Sacramento City College in 1971 and from 1970 to 1985 completed extensive course work at California State College, Sacramento, Yuba College, and Lincoln School of Law.

     VIRGIL BAKER, CFO AND DIRECTOR

     Mr. Baker has served as CFO of eTotalSource since 2002 and has served as a director since 2003. From 1996 to 2000, Mr. Baker, along with Terry Eilers, devoted all of his time to the development of online training and the prototype software for PresentaPro(TM). In 2000, Mr. Baker, along with Terry Eilers, formed eTotalSource.com, Inc. and became the CFO. From 1993 to 1996, Mr. Baker was the CFO for AGRICO, a large agriculture corporation, where he designed and integrated the network programs for the accounting, cash flow and inventory systems on a nationwide basis. Mr. Baker earned a BA in Accounting from California State University in Chico in 1992.

     MICHAEL SULLINGER, COO AND DIRECTOR

     Mr. Sullinger has served as COO and a director of eTotalSource since 2003. Mr. Sullinger's background is in development and management of partnerships and joint ventures. Since 1993, Mr. Sullinger has practiced law in Yuba City, California. Mr. Sullinger has served on the board of director of numerous government, business and philanthropic organizations. Mr. Sullinger earned his BA in Business from San Francisco State University in 1977, and earned his JD from California Northern School of Law in 1993.

     J. CODY MORROW, DIRECTOR

     Mr. Morrow has served as a director of eTotalSource since 2003. Mr. Morrow is currently President of Morrow Marketing International, a position he has held since 1995. Mr. Morrow has many years experience in opening foreign markets to new businesses. From 1989 to 1993, Mr. Morrow was President of Monarch Development Corporation, a Southern California-based real estate development company.

     A. RICHARD BARBER, DIRECTOR

     Mr. Barber has served as a director of eTotalSource since 2003. Since 1983, Mr. Barber has served as senior partner of A. Richard Barber & Associates, a literary agency and consultant to numerous major publishing companies. From 1969 to 1983, Mr. Barber was the Director of Development for Network Enterprises, Inc., where he supervised the creations and writing of television and film properties. Mr. Barber was a Director and Senior Editor of Public Relations for Viking Penguin, Inc. From 1971 to 1989, Mr. Barber was a lecturer in publishing at New York, Harvard and Radcliff Universities. Mr. Barber earned an M.A. and PhD from Columbia University in 1962-1963.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder require eTotalSource's officers and directors, and persons who beneficially own more than 10% of a registered class of eTotalSource's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish eTotalSource with copies thereof. Based on its reviews of the copies of the Section 16(a) forms received by it, or written representations from certain reporting persons, eTotalSource believes that, during the last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with and timely filed, except that the following persons each received 400,000 shares of common stock on September 30, 2004 in exchange for services provided to eTotalSource for which no Section 16(a) form have yet to be filed: Michael Sullinger, COO, Virgil Baker, CFO, and A. Richard Darber, a director of eTotalSource. These individuals have informed eTotalSource that they intend to file the requisite forms as soon as practicable after the date of this prospectus.

CODE OF ETHICS

     On November 16, 2004, eTotalSource's Board of Directors adopted a written Code of Ethics designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Ethics. This Code of Ethics is being filed with the Securities and Exchange Commission as an exhibit to the accompanying registration statement.

     The following table sets forth, for the fiscal year ended December 31, 2003, 2002 and 2001, certain information regarding the compensation earned by eTotalSource's named executive officers with respect to services rendered by them to eTotalSource. eTotalSource accrued or paid compensation to executive officers as a group for services rendered to eTotalSource in all capacities during fiscal years 2001 to 2003 as shown in the following table. No cash bonuses were or are to be paid to such persons for services rendered in the fiscal year ended December 31, 2003. There are no compensatory plans or arrangements, with respect to any executive office of eTotalSource, which result or will result from the resignation, retirement or any other termination of such individual's employment with eTotalSource or from a change in control of eTotalSource or a change in the individual's responsibilities following a change in control.

                                                           SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION                           LONG-TERM COMPENSATION
                                -----------------------------------   ----------------------------------------------------
                                                                              AWARDS                      PAYOUTS
                                                                      -------------------------   ------------------------
                                                                      RESTRICTED   SECURITIES
                                                       OTHER ANNUAL      STOCK     UNDERLYING       LTIP        ALL OTHER
NAME AND PRINCIPAL              SALARY       BONUS     COMPENSATION     AWARD(S)   OPTIONS/SARS    PAYOUTS     COMPENSATION
POSITION              YEAR        ($)         ($)           ($)           ($)          (#)           ($)            ($)
--------------------  -----    ----------   --------   ------------   -----------  ------------   ----------   ------------
        (a)            (b)        (c)         (d)           (e)           (f)          (g)           (h)            (i)
--------------------  -----    ----------   --------   ------------   -----------  ------------   ----------   ------------
Terry Eilers,
CEO                   2001       $111,000         0              0           0        200,000            0              0
                      2002        $37,000         0              0           0        100,000            0              0
                      2003        $79,000         0              0           0              0            0        200,000

Michael Sullinger,
COO,                  2001              0         0              0           0              0            0
                      2002              0         0              0           0        200,000            0              0
                      2003              0         0              0           0              0            0        200,000

Virgil Baker,
CFO                   2001        $72,000         0              0           0        200,000            0              0
                      2002        $18,000         0              0           0        100,000            0              0
                      2003        $76,900         0              0           0              0            0              0


         The following table sets forth, for the fiscal year ended December 31, 2003, certain information regarding the options/SARs granted to eTotalSource's named executive officers.

                                                        OPTION/SAR GRANTS TABLE

                             NO. OF SECURITIES
                             NO. OF SECURITIES       % TOTAL OPTIONS/SARS GRANTED
                          UNDERLYING OPTIONS/SARS     TO EMPLOYEES IN YEAR ENDED     EXERCISE OR BASE
                                  GRANTED                  DECEMBER 31, 2003               PRICE
NAME                                (#)                           (%)                  ($ PER SHARE)      EXPIRATION DATE
-----------------------   ------------------------   -----------------------------  -------------------  -------------------
Terry Eilers                               200,000                                *              $0.50           12/15/2011
Terry Eilers                               100,000                                *              $0.50           12/12/2012
Virgil Baker                               200,000                                *              $0.50           12/15/2011
Virgil Baker                               100,000                                *              $0.50           12/12/2012
Michael Sullinger                          200,000                                *              $0.50           12/12/2012
Richard Barber                              25,000                                *              $0.50           12/15/2011
Richard Barber                              25,000                                *              $0.50           12/15/2012
Morrow Revocable Trust
  (beneficially J.
  Cody Morrow & Family)                    200,000                                *              $0.50           12/15/2011

-------------
*Were assumed by eTotalSource as part of reorganization

     The  following  table  sets forth  certain  information  regarding  options exercised  in fiscal year ended December 31,
2003 by  eTotalSource's  named executive officers.

                                          AGGREGATED OPTIONS/SAR EXERCISES
                                              IN LAST FISCAL YEAR AND
                                         FISCAL YEAR-END OPTIONS/SAR VALUES

                                                           NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS/SARS       IN-THE-MONEY OPTIONS/SARS
                                                                      AT FY-END                       AT FY-END
                       SHARES ACQUIRED ON       VALUE      --------------------------------  ---------------------------
                            EXERCISE          REALIZED                   (#)                             ($)
                      ---------------------  ------------  --------------------------------  ---------------------------
NAME                           (#)               ($)        EXERCISABLE     UNEXCERSIABLE    EXERCISABLE   UNEXCERSIABLE
-------------------   ---------------------  ------------  --------------  ----------------  ------------  -------------
Terry Eilers                            --             --              --                --            --             --
Michael Sullinger                       --             --              --                --            --             --
Virgil Baker                            --             --              --                --            --             --

     COMPENSATION OF DIRECTORS

     Directors received no cash compensation for their service to eTotalSource as directors, but can be (and have been) reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors. The following table summarizes directors' compensation for fiscal year ended December 31, 2003.

                                             DIRECTORS' COMPENSATION FOR LAST FISCAL YEAR

                                                                       NUMBER OF
                      ANNUAL                CONSULTING   NUMBER        SECURITIES
                      RETAINER   MEETINGS   FEES/OTHER     OF          UNDERLYING           LONG TERM          ALL OTHER
                        FEE        FEES        FEES       SHARES     OPTIONS (SARS)    COMPENSATION/OPTION   COMPENSATION
             FISCAL
NAME          YEAR       (#)        ($)         ($)        (#)            (#)
----------------------------------------------------------------------------------------------------------------------------
Terry
Eilers       2003             0          0            0         0                   0                    0                0

Michael
Sullinger    2003             0          0            0         0                   0                    0                0

Virgil
Baker        2003             0          0            0         0                   0                    0                0
             2002             0          0            0         0                   0                    0                0

J. Cody
Morrow       2003             0          0            0         0                   0                    0                0

A. Richard
Barber       2003             0          0            0         0                   0                    0                0

     EMPLOYMENT AGREEMENTS

     Agreements were executed with the Chief Executive Officer, Terry Eilers, and the Chief Financial Officer, Virgil Baker, at the inception of eTotalSource (February 7, 2000), which expired on December 31, 2003. As of the date of this prospectus, eTotalSource is currently in the process of renewing these employment agreements with Messrs. Eilers and Baker and anticipates that it will have executed agreements in place with each gentleman on or before December 31, 2004. Since the expiration of their employment agreements, Messrs. Eilers and Baker have continued to work for eTotalSource on the same terms as contained in their expired employment agreement and eTotalSource anticipates that they will continue to do so until new agreements are executed. Under the expired employment agreement, annual salary is $150,000 for Mr. Eilers and $96,000 for Mr. Baker, and each of them accrue an annual non-accountable automobile allowance of $9,000. The expired agreements also provided for 10% royalties on license revenues of eTotalSource's Presenta Pro(TM) software and an annual bonus of incentive stock options (covering 200,000 shares each). In addition, under the expired agreement, Mr. Eilers is entitled to a 5% referral commission on certain sales, and unpaid salary and commissions can be paid with warrants to purchase common stock at $1.00 per share. During 2002 and 2001, CEO compensation expensed pursuant to these arrangements totaled $159,000 and $204,962, and CFO compensation totaled $105,000 and $105,000, respectively (exclusive of the fair value of incentive stock options).

     An agreement was executed August 1, 2002 with the Chief Operating Officer, Michael Sullinger, which expires December 31, 2007. Annual salary is $120,000 and a non-accountable automobile allowance of $9,000. The agreement also provides for a 10% royalty on the license revenues of eTotalSource's Presenta Pro(TM) software and an annual bonus of incentive stock options (covering
200,000 shares). Unpaid salary and commissions can be paid with warrants to purchase common stock at $1.00 per share. During 2003 and 2002, COO compensation expensed pursuant to these arrangements totaled $60,000 and $43,538, respectively (exclusive of the fair value of incentive stock options).

COMMITTEES OF THE BOARD OF DIRECTORS

     Currently, eTotalSource does not have any executive or standing committees of the Board of Directors.

OTHER COMPENSATION

     There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of eTotalSource in the event of retirement at normal retirement date as there is no existing plan provided for or contributed to by eTotalSource. No remuneration is proposed to be paid in the future directly or indirectly by eTotalSource to any officer or director since there is no existing plan, which provides for such payment.

                             DESCRIPTION OF PROPERTY

     On June 9, 2003, eTotalSource sold its building and land to a non-affiliate note holder for $1,050,000. Effective with the sale of its building and land on June 9, 2003, eTotalSource began leasing its corporate offices in Yuba City, California on a month-to-month basis with no expiration date. Monthly payments under the lease are approximately $3,000. Such premises are adequate to serve its current staffing level. The offices consist of approximately 1,900 square feet.

                                LEGAL PROCEEDINGS

     We are not currently a party to any material litigation, nor are we aware of any potential material litigation, other than as set forth below.

     eTotalSource has defended an action and has reached a settlement for $50,000 with Alchemy Communications in connection with a breach of contract claim involving co-location of eTotalSource's servers with Alchemy. $83,000 has been accrued as a judgment payable as of December 31, 2002. eTotalSource intends to pay $50,000 as soon as sufficient funds are available to do so, and in March of 2003, eTotalSource issued 30,000 shares of its common stock in partial satisfaction of the settlement. No action has been taken by Alchemy to enforce the terms of the settlement and eTotalSource does not anticipate any action will be taken by Alchemy to enforce the settlement, provided that the balance of funds owed is paid within a reasonable period of time.

     In 1997, Premium Enterprises, Inc. was sued by Tusco, Inc. for an alleged breach of the company's lease with Tusco. Tusco prevailed in its suit and obtained a judgment against Premium for $75,000. No action has been taken by Tusco to enforce the judgment against Premium or eTotalSource, its successor, and eTotalSource does not anticipate any action will be taken by Tusco to enforce the judgment. Nonetheless, eTotalSource has recorded a liability for the full amount of the judgment.

     In 1996, Premium Enterprises, Inc. was sued by Ally Capital Corporation for an alleged breach of contract claim. Ally prevailed in its suit and obtained a judgment against Premium for $47,000. No action has been taken by Ally to enforce the judgment against Premium or eTotalSource, its successor, and eTotalSource does not anticipate any action will be taken by Ally to enforce the judgment as Ally is no longer in business according to Colorado Secretary of State's office. Nonetheless, eTotalSource has recorded a liability for the full amount of the judgment.

                             PRINCIPAL STOCKHOLDERS

     The following table presents certain information regarding the beneficial ownership of all shares of common stock at November 1, 2004 for each executive officer and director of eTotalSource and for each person known to us who owns beneficially more than 5% of the outstanding shares of our common stock. The percentage ownership shown in such table is based upon 45,046,316 common shares issued and outstanding at November 1, 2004 and ownership by these persons of options or warrants exercisable within 60 days of such date. Also included is beneficial ownership on a fully-diluted basis showing all authorized, but unissued, shares of our common stock at November 1, 2004 as issued and outstanding. Unless otherwise indicated, each person has sole voting and investment power over such shares.

     There are no shares of preferred stock issued and outstanding as of November 1, 2004.

     We are registering 59,590,000 shares of common stock in this offering. These shares represent approximately 59% of our authorized capital stock and would upon issuance represent approximately 65% of the then issued and outstanding common stock and we anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to effect a change in control of eTotalSource.

        OFFICERS, DIRECTOR AND BENEFICIAL OWNERS, AS OF NOVEMBER 1, 2004

                                                    AMOUNT OF
                   NAME AND ADDRESS                 ENEFICIAL        PERCENTAGE
 TITLE OF CLASS    OF BENEFICIAL OWNER              OWNERSHIP        OF CLASS(1)
 --------------    -------------------              ---------        -----------

     Common        Terry Eilers                      6,672,039            14.47%
                   1510 Poole Boulevard
                   Yuba City, CA  95993

     Common        Virgil Baker                      1,577,363             3.42%
                   1510 Poole Boulevard
                   Yuba City, CA  95993

     Common        Michael Sullinger                   668,544             1.45%
                   1510 Poole Boulevard
                   Yuba City, CA  95993

     Common        A. Richard Barber                   998,352             2.17%
                   1510 Poole Boulevard
                   Yuba City, CA  95993

     Common        Morrow Revocable Trust            1,845,056             4.70%
                   (beneficially J. Cody
                   Morrow & Family)
                   12655 Rough & Ready
                   Grass Valley, CA  95945

                   ALL DIRECTORS AND
                   EXECUTIVE OFFICERS AS
                   A GROUP (5 PERSONS
                   NAMED ABOVE)                     11,761,154            25.51%

     Common        Clark Davenport                   1,535,386             3.33%
                   1510 Poole Boulevard
                   Yuba City, CA  95993

     Common        Cornell Capital Partners, L.P.    3,833,334             8.32%
                   101 Hudson Street, Suite 3700
                   Jersey City, NJ 07302

     Common        Robert H. Baker, as Trustee
                   of the RHB Trust, dated June 7,
                   2002                              2,287,500             4.96%
                   1940 Blossom Rock Pl.
                   Gold Rive, CA 95670

     Common        James Boras                       3,162,500             6.86%
                   3501 Autumn Point Lane
                   Carmichael, CA 95608

-----------------

(1) Applicable percentage of ownership is based on 45,046,316 shares of common stock outstanding as of November 1, 2004 together with securities exercisable or convertible into shares of common stock within 60 days of November 1, 2004 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of November 1, 2004 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the past two years, eTotalSource has not entered into a transaction with a value in excess of $60,000 with a director, officer or beneficial owner of 5% or more of eTotalSource's common stock, except as disclosed in the following paragraphs.

     On December 30, 2002, Premium Enterprises, Inc. acquired 91% of the preferred and common stock of eTotalSource, Inc. pursuant to an Agreement and Plan of Reorganization, effective December 30, 2002, by issuing 15,540,011 shares of Premium's common stock to eTotalSource shareholders. Immediately after the transaction, the eTotalSource shareholders owned approximately 88.5% of the Premium's common stock. Coincident with the transaction, Premium changed its fiscal year from June 30 to December 31. The reorganization is recorded as a recapitalization effected by a reverse merger wherein Premium is treated as the acquiree for accounting purposes, even though it is the legal acquirer. The transaction has been accounted for as a purchase, and accordingly, since the transaction occurred December 31, 2002, the results of operations for the periods presented represent solely those of the accounting acquirer, eTotalSource. Since Premium was a non-operating shell with limited business activity, goodwill was not recorded.

     No officer, director, or affiliate of eTotalSource has or proposes to have any direct or indirect material interest in any asset proposed to be acquired through security holdings, contracts, options, or otherwise.

                          MARKET PRICE OF AND DIVIDENDS
         ON THE REGISTRANT'S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

     Our common stock began trading on January 4, 2002 on the Over-the-Counter Bulletin Board under the trading symbol "ETLS". Our stock is quoted on the Over-the-Counter Bulletin Board. The following table sets forth the range of high and low closing sale price as reported by the Over-the-Counter Bulletin Board for our common stock for the fiscal quarters indicated. The Over-the-Counter Bulletin Board quotations represent quotations between dealers without adjustment for retail mark-up, markdowns or commissions and may not represent actual transactions.

                  2002                           HIGH                  LOW
     August 7 (first available date)
       to September 30                           0.010                 0.010
     October 1 to December 31                    0.010                 0.010
                          2003                   HIGH                  LOW
     January 1 to March 31                       0.350                 0.010
     April 1 to June 30                          0.350                 0.060
     July 1 to September 30                      0.200                 0.050
     October 1 to December 31                    0.170                 0.050
                          2004                   HIGH                  LOW
     January 1 to March 31                       0.195                 0.120
     April 1 to June 30                          0.200                 0.070
     July 1 to September 30                      0.120                 0.045
     October 1 to November 15                    0.095                 0.045

     On November 1, 2004, the last trade price of our common stock as reported on the Over-the-Counter Bulletin Board was $0.07 per share. On November 1, 2004, we believe we had in excess of 347 holders of common stock and 45,046,316 shares of our common stock were issued and outstanding. Many of our shares are held in brokers' accounts, so we are unable to give an accurate statement of the number of shareholders. No shares of preferred stock were issued and outstanding on November 1, 2004.

DIVIDENDS

     We have not paid any dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of the business. We cannot assure you that we will ever pay cash dividends. Whether we pay any cash dividends in the future will depend on the financial condition, results of operations and other factors that the board of directors will consider.

RECENT SALES OF UNREGISTERED SECURITIES

     During the last three years, eTotalSource issued the following unregistered securities:

     On October 6, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay eTotalSource 98% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the Standby Equity Distribution Agreement. In connection with the Standby Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 3,833,334 restricted shares of our common stock issued on October 8, 2004.

     Also on October 6, 2004, we issued a secured Convertible Debenture to Cornell Capital Partners in the principal amount of $175,000. The Convertible Debenture accrues interest at the rate of 5% per year. At eTotalSource's option, the entire principal amount and all accrued interest can be either: (i) paid to the holder of the Convertible Debenture on the third-year anniversary of the Convertible Debenture or (ii) converted into shares of eTotalSource common stock. The Convertible Debenture is convertible into shares of our common stock as a price per share that is equal to the lesser of: (i) an amount equal to 120% of the closing bid price as listed on a principal market, as quoted by Bloomberg, L.P., on October 6, 2004, or (ii) an amount equal to 80% of the lowest closing bid price of our common stock, as quoted by Bloomberg, L.P., for the five trading days immediately preceding the conversion date. The Convertible

Debenture accrues interest at a rate of 5% per year and is convertible at the holder's option. The Convertible Debenture has a term of two years and is secured by all of our assets. At eTotalSource's option, the Convertible Debenture may be paid in cash or converted into shares of our common stock unless converted earlier by the holder. Except after an event of default, as set forth in the secured Convertible Debenture, the holder is not entitled to convert such debenture for a number of shares of our common stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliated to exceed 4.99% of our outstanding shares of common stock. After we file a registration statement with the Securities and Exchange Commission registering the shares of common stock underlying the Convertible Debenture, we will issue a second secured Convertible Debenture to Cornell Capital Partners in the principal amount of $200,000 upon the same terms and conditions as the first secured Convertible Debenture above.

     eTotalSource engaged Newbridge Securities Corporation, an unaffiliated registered broker-deal, to advise eTotalSource in connection with the Standby Equity Distribution Agreement. Newbridge Securities Corporation was paid a one-time fee of $10,000 by the issuance of 166,666 restricted shares of eTotalSource's common stock on October 8, 2004.

     On September 30, 2004, each of the following persons were issued 400,000 restricted shares of common stock in exchange for services provided to eTotalSource: Michael Sullinger, COO, Virgil Baker, CFO, and A. Richard Barber. The effective price per share issued was $0.05.

     In July of 2004, eTotalSource issued 100,000 restricted shares of common stock to an unrelated individual for $9,000 of services accrued for in the second quarter.

     Also in July of 2004, eTotalSource issued 1,400,000 shares of restricted common stock to a former contract consultant in settlement of a contract. The fair value of the shares were accrued for in the second quarter based on the quoted price of the stock on the date of settlement, a total of $126,000.

     Also in July of 2004, eTotalSource issued 2,000,000 shares of restricted common stock to an unrelated company for sales and marketing services completed and accepted in the third quarter. The shares will be recorded at their fair value, $300,000, based on the quoted price of the stock at the date of the contract.

     Effective December 19, 2003, eTotalSource entered into a private placement agreement for the sale of up to 12,000,000 shares of its common stock pursuant to Regulation S of the Securities Act of 1933, as amended, commencing in January of 2004. The purchaser had until the sooner of April 30, 2004 or until 12,000,000 shares are sold to deliver one or more purchase notices to eTotalSource. The agreement provided for a variable purchase price based on a percentage of the five-day average closing price on the date of a purchase with a floor price of $0.08 cents net to eTotalSource. Based on the foregoing private placement, eTotalSource sold a total of 8,125,000 shares resulting in net proceeds to eTotalSource of $530,000. The purchaser represented to eTotalSource that it intended to acquire the shares for its own account with no then present intention of dividing its interest with others or reselling or otherwise disposing of all or any portion of the shares. The shares were offered in a private transaction, not part of a distribution of shares.

     Except as otherwise indicated above, eTotalSource believes that all of the above transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended, since (a) each of the transactions involved the offering of such securities to a substantially limited number of persons; (b) each person took the securities as an investment for his/her/its own account and not with a view to distribution;
(c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Securities Act of 1933, as amended; (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment; therefore no registration statement needed to be in effect prior to such issuances.

                            DESCRIPTION OF SECURITIES

     Our Articles of Incorporation, authorize us to issue 100,000,000 shares of common stock (no par value per share). Our Articles of Incorporation do not authorize us to issue any preferred stock. At November 1, 2004, 45,046,316 shares of common stock were outstanding.

COMMON STOCK

     All  shares  of  common  stock,  when  issued,   will  be  fully  paid  and
non-assessable. All shares are equal to each other with respect to voting, liquidation, and dividend rights. Special shareholders' meetings may be called by the officers or director, or upon the request of holders of at least one-tenth of the outstanding shares. Holders of shares are entitled to one vote at any shareholders' meeting for each share they own as of the record date fixed by the Board of Directors. There is no quorum requirement for shareholders' meetings. Therefore, a vote of the majority of the shares represented at a meeting will govern even if this is substantially less than a majority of the shares outstanding. Holders of shares are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, preemptive or other subscription rights or privileges with respect to any shares. Reference is made to eTotalSource's Articles of Incorporation and its Bylaws as well as to the applicable statutes of the State of Colorado for a more complete description of the rights and liabilities of holders of shares. It should be noted that the Board of Directors without notice to the shareholders may amend the Bylaws. The shares of eTotalSource do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50% of the shares voting for election of directors may not be able to elect any director.

PREFERRED STOCK

     eTOTALSOURCE HAS NO PREFERRED STOCK AUTHORIZED.

OPTIONS AND WARRANTS

     Effective December 3, 2001, eTotalSource adopted the eTotalSource, Inc. 2001 Stock Option Plan (the "Plan"). A total of 1,800,000 shares of eTotalSource common stock were reserved for exercise of stock options under the Plan. The Plan, administered by eTotalSource's Board of Directors, provides for the grant of incentive stock options to employees and directors at fair market value and non-statutory stock options to consultants and others. No option can be for a term of more than 10 years from the date of grant. The option price is at the discretion of the Board of Directors; provided however, for incentive stock options it shall not be less than fair market value on the date of grant (110% for certain options becoming exercisable that exceed $100,000), and for non-statutory options not less than 85% of fair market value on the date of grant. All options issued by eTotalSource to date have exercise prices which were equal to the estimated fair market value of eTotalSource's common stock at the date of grant. The following table summarizes stock options outstanding and excisable as of November 1, 2004:

---------------------------------------------------------------------------------------------------------------
                    OPTIONS OUTSTANDING    OPTIONS OUTSTANDING   OPTIONS EXERCISABLE   OPTIONS EXERCISABLE
---------------------------------------------------------------------------------------------------------------

    RANGE OF
    EXERCISE                                 WEIGHTED AVERAGE           NUMBER           WEIGHTED AVERAGE
     PRICES         NUMBER OUTSTANDING        REMAINING LIFE         EXERCISABLE         EXERCISE PRICE
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
      $0.50               1,262,500              6.9 years               1,262,500                     $0.50
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

     Information concerning all stock option activity is summarized in the following table:

--------------------------------------------------------------------------------
                                    Option Shares        Option Prices Per Share
--------------------------------------------------------------------------------
Outstanding, December 31, 2001        912,700                    $0.50
--------------------------------------------------------------------------------
  Granted                             748,000                    $0.50
--------------------------------------------------------------------------------
  Forfeited                           (100,000)                  $0.50
--------------------------------------------------------------------------------
  Exercised                           --                         --
--------------------------------------------------------------------------------
Outstanding, December 31, 2002        1,560,700                  $0.50
--------------------------------------------------------------------------------
  Granted                             --                         --
--------------------------------------------------------------------------------
  Forfeited                           (48,200)                   $0.50
--------------------------------------------------------------------------------
  Exercised                           --                         --
--------------------------------------------------------------------------------
Outstanding, December 31, 2003        1,512,500                  $0.50
--------------------------------------------------------------------------------
  Granted                             --                         --
--------------------------------------------------------------------------------
  Forfeited                           250,000                    $0.50
--------------------------------------------------------------------------------
  Exercised                           --                         --
--------------------------------------------------------------------------------
Outstanding, November 1, 2004         1,262,500                  $0.50
--------------------------------------------------------------------------------

     The weighted fair value of options granted in 2002 was $0.75 per share. No options were granted in 2003 or 2004.

     eTotalSource has outstanding options and warrants that it has issued to consultants and lenders to purchase a total of 1,056,500 shares of common stock of eTotalSource at $0.75 per share: 74,000 expire in 2005, 40,000 expire in 2006, 817,500 expire in 2007, and 125,000 expire in 2011. The weighted average expected life of all such compensatory options and warrants was 68 months.

DEBENTURES

     On October 6, 2004, we issued a secured Convertible Debenture to Cornell Capital Partners in the principal amount of $175,000. The Convertible Debenture accrues interest at the rate of 5% per year. At eTotalSource's option, the entire principal amount and all accrued interest can be either: (i) paid to the holder of the Convertible Debenture on the third-year anniversary of the Convertible Debenture or (ii) converted into shares of eTotalSource common stock. The Convertible Debenture is convertible into shares of our common stock as a price per share that is equal to the lesser of: (i) an amount equal to 120% of the closing bid price as listed on a principal market, as quoted by Bloomberg, L.P., on October 6, 2004, or (ii) an amount equal to 80% of the lowest closing bid price of our common stock, as quoted by Bloomberg, L.P., for the five trading days immediately preceding the conversion date. The Convertible Debenture accrues interest at a rate of 5% per year and is convertible at the holder's option. The Convertible Debenture has a term of two years and is secured by all of our assets. At eTotalSource's option, the Convertible Debenture may be paid in cash or converted into shares of our common stock unless converted earlier by the holder. Except after an event of default, as set forth in the secured Convertible Debenture, the holder is not entitled to convert such debenture for a number of shares of our common stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliated to exceed 4.99% of our outstanding shares of common stock. After we file a registration statement with the Securities and Exchange Commission registering the shares of common stock underlying the Convertible Debenture, we will issue a second secured Convertible Debenture to Cornell Capital Partners in the principal amount of $200,000 upon the same terms and conditions as the first secured Convertible Debenture above.

SHARES ELIGIBLE FOR FUTURE SALE

     45,046,316 shares of common stock are outstanding on the date of this prospectus and an additional 2,339,948 shares will be issued if all of the outstanding warrants are exercised and all of the notes are converted to common stock. All of the shares that may be sold pursuant to this prospectus will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, except that any shares issued to our affiliates, as that term is defined in Rule 144 under the Securities Act of 1933, as amended, may generally only be sold in compliance with the provisions of Rule 144 described below. In general, our affiliates are any persons that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with us.

     Of the 45,046,316 shares of common stock outstanding as of the date of this prospectus, approximately 25,117,288 shares are held our affiliates and will be restricted securities as that term is defined in Rule 144. These restricted shares may only be sold if they are registered under the Securities Act of 1933, as amended, or are exempt from such registration requirements.

     15,000,000 shares of common stock are being registered in this offering for resale by Cornell Capital Partners pursuant to the Standby Equity Distribution Agreement, in addition to the 3,833,334 shares being registered in this offering for resale by Cornell Capital Partners in connection with eTotalSource's payment of a one-time commitment fee paid to Cornell Capital Partners pursuant to the Standby Equity Distribution Agreement.

     31,250,000 shares of common stock are being registered in this offering for
resale  by  Cornell  Capital  Partners  pursuant  to  the  secured   Convertible
Debentures.

     166,666 shares of common stock, in payment of a one-time $10,000 placement fee, are being registered in this offering for resale by Newbridge Securities Corporation, a registered broker-dealer that we engaged to advise us in connection with the Standby Equity Distribution Agreement.

     9,340,000 shares of common stock are being registered in this offering for resale by other selling stockholders of eTotalSource who have acquired such shares in various transactions with us.

RULE 144

     In general, under Rule 144 of the Securities Act of 1933, as amended, a shareholder who owns restricted shares that have been outstanding for at least one year is entitled to sell, within any 3-month period, a number of these restricted shares that does not exceed the greater of 1% of the then outstanding shares of common stock immediately on the date of this prospectus, or the average weekly reported trading volume in the common stock during the four calendar weeks preceding filing of a notice on Form 144 with respect to the sale.

     In addition, affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, to sell shares of common stock that are not restricted securities. Sales under Rule 144 are also governed by manner of sale provisions and notice requirements, and current public information about us must be available. Under Rule 144(k), a shareholder who is not currently and who has not been for at least three months before the sale an affiliate and who owns restricted shares that have been outstanding for at least two years may resell these restricted shares without compliance with the above requirements.

TRANSFER AGENT & Registrar

     The transfer agent and registrar for our common stock is Executive Registrar and Transfer, Inc., 3615 South Huron Street, Suite 104, Englewood, Colorado 80110.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Colorado Revised Statutes exclude personal liability of eTotalSource's directors and its stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, eTotalSource will have a much more limited right of action against its directors that otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

     Colorado Revised Statutes provide for the indemnification of eTotalSource's directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of eTotalSource. eTotalSource will also bear the expenses of such litigation for any of its directors, officers, employees, or agents, upon such person's promise to repay eTotalSource therefor if it is ultimately determined that any such person shall not have been entitled to indemnification.

     eTotalSource's Articles of Incorporation and Bylaws include indemnification provisions under which eTotalSource has agreed to indemnify directors and officers of eTotalSource from and against certain claims arising from or related to future acts or omissions as a director or officer of eTotalSource. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of eTotalSource pursuant to the foregoing, or otherwise, eTotalSource has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

     The authorized but unissued shares of eTotalSource's common stock are available for future issuance as authorized by the Board of Directors without the approval of eTotalSource's stockholders. These additional shares may be utilized for a variety of corporate purposes, including but not limited to, future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of eTotalSource that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with eTotalSource's Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

                                     EXPERTS

     eTotalSource's consolidated financial statements as of December 31, 2003 and for the years ended December 31, 2003 and 2002 have been audited by Gordon, Hughes & Banks, LLP, an independent registered public accounting firm. We have included our consolidated financial statements in this prospectus in reliance on the report of Gordon, Hughes & Banks, LLP, given on their authority as experts in auditing and accounting.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered through this prospectus will be passed on by Michael A. Littman, Esq. A copy of his legal opinion will be filed by an amendment to this prospectus.


                           HOW TO GET MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Securities and Exchange Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

                               ETOTALSOURCE, INC.

                                    INDEX TO

                              FINANCIAL STATEMENTS

                                                                         PAGE(S)

CONDENSED INTERIM FINANCIAL STATEMENTS (UNAUDITED)
  Consolidated Condensed Balance Sheet as of
    September 30, 2004 (Unaudited) ..................................        F-1
  Consolidated Condensed Statements of Operations for the
    Nine Months Ended September 30, 2004 and September 30, 2003
    (Unaudited) .....................................................        F-2
  Consolidated Condensed Statements of Cash Flows for the Nine Months
    Ended September 30, 2004 and September 30, 2003 (Unaudited) .....        F-3
  Notes to Consolidated Condensed Financial Statements (Unaudited)... F-4 -- F-5

ANNUAL FINANCIAL STATEMENTS
  Report of Independent Registered Public Accounting Firm ...........        F-6
  Consolidated Balance Sheet as of December 31, 2003 ................        F-7
  Consolidated Statements of Operations for the Years Ended
    December 31, 2003 and 2002 ......................................        F-8
  Consolidated Statements of Changes in Stockholders' Equity
   (Deficit) for the Years Ended December 31, 2003 and 2002 .........        F-9
  Consolidated Statements of Cash Flows for the Years Ended
    December 31, 2003 and 2002 ......................................       F-10
  Notes to Consolidated Financial Statements ........................F-11-- F-21

                               ETOTALSOURCE, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)

                                                                  September 30,
                                                                       2004
                                                                  -------------
                                        ASSETS
Current Assets
  Cash                                                            $       1,964
  Accounts receivable                                                     2,922
  Other                                                                   1,323
                                                                  -------------
    Total Current Assets                                                  6,209
                                                                  -------------
Property & Equipment
Equipment                                                                93,779
Less accumulated depreciation                                          (57,492)
                                                                  -------------
    Property and Equipment, net                                          36,287
                                                                  -------------

Other Assets
  Patents applications and trademarks, net                               25,916
  Deposits                                                                1,162
                                                                  -------------
    Total Other Assets                                                   27,078

Total Assets                                                      $      69,574
                                                                  =============
             LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
  Convertible notes payable                                       $     250,000
  Other notes payable                                                   632,000
  Judgments payable                                                     204,788
  Accounts payable                                                      193,645
  Accrued compensation payable                                          849,843
  Accrued interest payable                                              175,199
  Other accrued liabilities                                             300,182
  Deferred revenue                                                       78,750
                                                                  -------------
    Total Current Liabilities                                         2,684,407
                                                                  -------------
Commitments and Contingencies

Stockholders' Equity (Deficit)
  Common stock; no par value; 100/20 million shares authorized;
     41,046,316 shares issued and outstanding                        5,112,753
  Accumulated (deficit)                                             (7,727,586)
                                                                  -------------
    Total Stockholders' Equity                                      (2,614,833)
                                                                  -------------
    Total Liabilities and Stockholders' Equity (Deficit)          $      69,574
                                                                  =============


                             See accompanying notes.

                               ETOTALSOURCE, INC.
                 CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                                         Nine Months Ended
                                                            September 30,
                                                 -------------------------------
                                                      2004             2003
                                                 --------------   --------------

Revenues                                           $    185,865      $   180,957
General and Administrative Expenses                   1,803,447          533,708
                                                 --------------   --------------
Operating Income (Loss)                             (1,617,582)        (352,750)

Other Income (Expense)
  Gain on sale of building                                   --          205,705
  Gain on sale of asset                                      47               --
  Interest expense                                    (140,193)        (406,975)
  Rental income (loss)                                       --              352
  Other                                                   (209)          (1,271)
                                                 --------------   --------------
    Total Other Income (Expense)                      (140,355)        (202,189)
                                                 --------------   --------------
Net (Loss)                                         $(1,757,937)      $ (930,240)
                                                 ==============   ==============
Basic and Diluted (Loss) per Share                 $     (0.05)      $    (0.05)
                                                 ==============   ==============
Weighted Average Common Shares Outstanding           36,197,851       17,935,153
                                                 ==============   ==============

                             See accompanying notes.


                                         ETOTALSOURCE, INC.
                           CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
                                             (UNAUDITED)

                                                                Nine Months Ended
                                                                  September 30,
                                                          -------------------------------
                                                                2004           2003
                                                          --------------   --------------

Cash Flows From (Used in) Operating Activities:
  Net (loss)                                                $(1,757,937)       $(930,240)
  Depreciation and amortization                                   16,419           25,491
    Gain on sale of building                                          --        (205,705)
    Gain on sale of asset                                           (47)               --
    Loss on retirement of assets                                   1,482            2,891
    Stock issued for services                                    981,300          375,300
    Stock issued for accrued interest                             52,400           10,670
    Stock options and warrants issued for services                76,293           44,959
    Stock warrants issued in lieu of interest                      3,375          263,106
  Changes in assets and liabilities:
    Decrease (increase) in accounts receivable                   (2,108)            7,764
    Decrease (increase) in other current assets                  (1,323)           40,358
    Increase (decrease) in payables, credit cards
      and accrued liabilities                                    361,659           13,544
    Increase (decrease) in deferred revenue                     (33,750)         (33,750)
                                                          --------------   --------------
      Net Cash (Used in) Operating Activities                  (302,237)        (385,612)
                                                          --------------   --------------

Cash Flows From (Used in) Investing Activities:
  Net proceeds from sale of building                                  --          142,596
  Purchase of equipment                                          (9,077)          (2,236)
  Decrease (increase) in deposits                                    196               14
                                                          --------------   --------------
  Net Cash (Used in) Investing Activities                        (8,881)          140,374
                                                          --------------   --------------
Cash Flows From (Used in) Financing Activities:
Payments on note payables                                             --        (102,500)
Proceeds from issuance of notes payable                               --          360,000
Proceeds (payments) on mortgage payables                              --          (4,642)
                                                          --------------   --------------
Net cash from Financing Activities                                    --          252,858
                                                          --------------   --------------

Increase (decrease) in Cash and Cash Equivalents               (311,118)            7,620
Cash and Cash Equivalents - Beginning of Period                  313,082           50,326
                                                          --------------   --------------
Cash and Cash Equivalents - End of Period                   $      1,964       $   57,946
                                                          ==============   ==============

                                                       See accompanying notes.

                                                 F-3


                               ETOTALSOURCE, INC.
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

NOTE A - BASIS OF PRESENTATION

The accompanying unaudited financial statements of eTotalSource, Inc. (the "Company") were prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial condition for the periods presented have been included. Such adjustments are of a normal recurring nature. The results of operations for the nine-month period ended September 30, 2004 are not necessarily indicative of the results of operations that can be expected for the fiscal year ending December 31, 2004. For further information, refer to the Company's audited financial statements and footnotes thereto included in Item 7 of Form 10-KSB filed by eTotalSource, Inc. on April 15, 2004.

Certain reclassifications have been made to prior year expenses to conform to the current year presentation and have no effect on the reported net loss for either period.

NOTE B - COMMON STOCK

During the nine months ended September 30, 2004, the Company issued 9,205,000 shares of common stock for services expensed at the fair value of the stock based on contemporaneous stock market quotes at $.05 - $.17 per share (a total of $526,000).

During the nine months ended September 30, 2004, notes payable and accrued interest totaling $87,500 were converted to 469,318 shares of common stock ($.17
- $.20 per share) and 850,000 shares were issued in payment of accounts payable totaling $120,000.

During the nine months ended September 30, 2004, the Company issued 275,000 shares of common stock to note holders as compensation for additional interest. The Company has expensed the fair value of the stock based on contemporaneous stock market quotes at $.09 - $.53 per share (a total of $52,400).

During the second  quarter of 2004,  the Company issued 697,391 shares of common
stock   previously   reserved  in   connection   with  the   December  30,  2002
reorganization.

NOTE C - CONTINGENCY

As reported in the December 31, 2003 financial statements, the Company has incurred significant recurring losses from operations and has a substantial liquidity shortage, including default conditions on certain notes payable and judgments payable to creditors. The foregoing raises substantial doubt about the Company's ability to continue as a going concern. These conditions are substantially unchanged through the third quarter of 2004. The accompanying condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE D - STATEMENT OF CASH FLOWS INFORMATION AND SUPPLEMENTAL NON-CASH FINANCING
         ACTIVITIES

Cash and cash equivalents include cash and short-term  investments with original
maturities   of  three  months  or  less.   Non-cash   investing  and  financing
transactions during the periods consist of the following:


                                                      Nine months ended
                                                        September 30,
                                               ---------------------------------
                                                         2004              2003
                                               ---------------------------------
Conversion of accounts payable                       $255,000          $      -
Conversion of notes payable                            87,500           160,670

NOTE E - EVENTS SUBSEQUENT TO SEPTEMBER 30, 2004

On October 6, 2004, the Company entered into a two-year Standby Equity Distribution Agreement with Cornell Capital Partners, LP ("Cornell") to issue Cornell up to $10 million of eTotalSource common stock in maximum increments of $200,000. The shares issued will be at 98% of the stock's volume weighted average closing quoted price for five consecutive trading days after the notice date of a request for funding is placed by the Company. In addition, Cornell is to be paid a commitment fee equal to 5% of each issuance of stock. On October 8, 2004, Cornell was issued 3,833,334 shares of common stock as a one-time commitment fee under the Standby Equity Distribution Agreement.

In addition to the foregoing, on October 6, 2004, the Company issued Cornell a 5% Secured Convertible Debenture totaling $175,000. The debenture is due in two years with 5% accrued interest, payable in stock or cash at the discretion of the Company. The conversion price is the lesser of 120% of the closing bid price on October 12, 2004 or 80% of the lowest closing bid price for the five trading days immediately preceding the conversion date. The debentures are secured by all non-cash assets and property of the Company.

eTotalSource engaged Newbridge Securities Corporation, an unaffiliated registered broker-deal, to advise eTotalSource in connection with the Standby Equity Distribution Agreement. Newbridge Securities Corporation was paid a one-time fee of $10,000 by the issuance of 166,666 shares of eTotalSource's common stock on October 8, 2004.

                REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Board of Directors
eTotalSource, Inc.
Yuba City, California

     We have audited the accompanying consolidated balance sheet of eTotalSource, Inc. (formerly Premium Enterprises, Inc. - the "Company") as of December 31, 2003 and the related consolidated statements of operations, cash flows and stockholders' equity (deficit) for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of eTotalSource, Inc. at December 31, 2003, and the results of its consolidated operations and its cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been presented assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As discussed in Note 1 to the financial statements, the Company has incurred significant recurring losses, and as of December 31, 2003 has a substantial liquidity shortage, including default conditions on certain notes payable and judgments payable to creditors. As a consequence, the Company requires significant additional financing to satisfy outstanding obligations and continue operations. Unless the Company successfully obtains suitable significant additional financing, there is substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


/s/ Gordon, Hughes and Banks LLP
Greenwood Village, Colorado
February 26, 2004

                                                         ETOTALSOURCE, INC.
                                                (FORMERLY PREMIUM ENTERPRISES, INC.)
                                                     CONSOLIDATED BALANCE SHEET
                                                          DECEMBER 31, 2003

                                                  ASSETS
Current Assets
  Cash                                                                                                           $  313,084
  Accounts receivable                                                                                                   414
                                                                                                                -----------
    Total Current Assets                                                                                            313,498
                                                                                                                -----------
Furniture and Equipment                                                                                              95,019
  Less accumulated depreciation                                                                                    (52,580)
                                                                                                                -----------
  Total Furniture and Equipment, less accumulated depreciation                                                       42,439
                                                                                                                -----------

Other Assets
  Patents applications and trademarks, less $11,397 accumulated amortization                                         28,941
  Deposits                                                                                                            1,358
                                                                                                                -----------
    Total Other Assets                                                                                               30,299
                                                                                                                -----------
    Total Assets                                                                                                 $  386,236
                                                                                                                ===========
                   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
  Convertible notes payable                                                                                      $  300,000
  Other notes payable                                                                                               662,000
  Judgments payable                                                                                                 204,788
  Accounts payable                                                                                                  224,471
  Accrued compensation payable                                                                                      716,395
  Accrued interest payable                                                                                          149,070
  Other accrued liabilities                                                                                         329,776
  Deferred revenue                                                                                                  112,500
                                                                                                                -----------
    Total Current Liabilities                                                                                     2,699,000
                                                                                                                -----------

Commitments and Contingencies                                                                                             -

  Stockholders' Equity (Deficit)
    Common stock; no par value; 100 million shares authorized, 29,549,207 shares issued and
      outstanding                                                                                                 3,656,884
    Accumulated (deficit)                                                                                       (5,969,648)
                                                                                                                -----------
      Total Stockholders' Equity (Deficit)                                                                      (2,312,764)
                                                                                                                -----------
      Total Liabilities and Stockholders' Equity (Deficit)                                                       $  386,236
                                                                                                                ===========


                                                       See accompanying notes.

                                                                 F-7

                               ETOTALSOURCE, INC.
                      (FORMERLY PREMIUM ENTERPRISES, INC.)
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                           December 31,
                                                       2003             2002
                                                  -------------    -------------

Revenues                                          $     281,919    $     213,823

General and Administrative Expenses                   1,860,146        1,167,468
                                                  -------------    -------------
Operating Income (Loss)                             (1,578,227)        (953,645)

Other Income (Expense)
  Gain on sale of office building                       205,705                -
  Interest expense                                    (602,045)        (283,237)
  Rental income                                             352           10,721
  Other income (expense), net                             7,640           11,856
                                                  -------------    -------------
    Total Other Income (Expense)                      (388,348)        (260,660)
                                                  -------------    -------------
Net (Loss)                                        $ (1,966,575)    $ (1,214,305)
                                                  -------------    -------------
Basic and Diluted (Loss) per Share                $      (0.10)    $      (0.07)
                                                  -------------    -------------
Weighted Average Common Shares Outstanding           19,830,586       17,059,167
                                                  =============    =============

                             See accompanying notes.


                                                         ETOTALSOURCE, INC.
                                                (FORMERLY PREMIUM ENTERPRISES, INC.)
                                      CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                     Preferred Stock                  Common Stock
                                -----------------------------   ---------------------------  Accumulated
                                  Shares           Amount          Shares         Amount       (Deficit)          Total
                                ------------   -------------    ------------    -----------  ------------    --------------
December 31, 2001                    256,562       $ 996,000       2,779,000      $ 309,750   $ (2,788,768)   $ (1,483,018)

Series B Preferred Stock
  ($1.81 per share) -
  Cash                                55,248         100,000               -              -               -         100,000
  Conversion of promissory
    notes                             52,624         150,000               -              -               -         150,000

Options and warrants issued
  to consultants and lenders               -               -               -        134,934               -         134,934

Net (loss)                                 -               -               -              -     (1,214,305)     (1,214,305)

Reorganization December 30,
  2002 -
  Premium Enterprises, Inc.
    reverse merger                         -               -       2,025,140      (309,373)               -       (309,373)
  Shares issued
    eTotalSource
    shareholders                   (364,434)     (1,246,000)      12,761,011      1,246,000               -               -
                              ----------------------------------------------------------------------------------------------

December 31, 2002                          -               -      17,565,151      1,381,311     (4,003,073)     (2,621,762)

Issued for services or in
  lieu of interest ($.08 to
  $.525 per share)                         -               -       4,050,000        751,350               -         751,350

Conversion of notes payable -
  Convertible notes ($.35
    per share)                                                       459,056        160,670               -         160,670
  Other notes payable ($.08
    and $.24 per share)                                            2,500,000        361,950               -         361,950

Issuance for cash in
  private placement ($.08
  per share)                               -               -       6,625,000        530,000               -         530,000

Exercise of warrants ($.09
  per share)                               -               -         350,000         31,500               -          31,500

Options and warrants -
  Interest                                 -               -               -        364,721               -         364,721
  Services                                 -               -               -         75,382               -          75,382

Shares rescinded by officer                -               -     (2,000,000)              -               -               -

Net (loss)                                 -               -               -              -     (1,966,575)     (1,966,575)
                                ------------   -------------    ------------    -----------  ------------    --------------
December 31, 2003                          -             $ -      29,549,207     $3,656,884    $(5,969,648)    $(2,312,764)
                                ============   =============    ============    ===========  ==============  ==============

                                                       See accompanying notes.

                                                                F-9



                                                         ETOTALSOURCE, INC.
                                                (FORMERLY PREMIUM ENTERPRISES, INC.)
                                                CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                                    December 31,
                                                                                                  2003             2002
                                                                                             -------------   --------------
Cash Flows From (Used in) Operating Activities:
  Net (loss)                                                                                 $ (1,966,575)    $ (1,214,305)
  Adjustments to reconcile net (loss) to net cash (used in) operations -
    Stock issued for services and in lieu of interest                                              751,350                -
    Stock issued for accrued interest upon debt conversion                                         182,620                -
    Stock option and warrant expense                                                               440,103          134,934
    Depreciation and amortization                                                                   30,383           46,287
    Loss on retirement of assets                                                                     4,460            4,191
    Gain on sale of office building                                                              (205,705)                -
  Changes in assets and liabilities -
    Decrease (increase) in other current assets                                                     47,708         (46,092)
    Decrease (increase) in deposits                                                                  2,618            3,909
    Increase (decrease) in payables, credit cards and accrued liabilities                          170,347          531,336
    Increase (decrease) in deferred revenue                                                       (45,000)         (45,000)
                                                                                              ------------     ------------
      Net Cash (Used in) Operating Activities                                                    (587,691)        (584,740)
                                                                                              ------------     ------------
Cash Flows From (Used in) Investing Activities:
  Net proceeds from sale of office building                                                        142,596                -
  Purchase of equipment                                                                            (9,005)            (321)
  Patents applications and trademarks                                                                    -         (10,479)
                                                                                              ------------     ------------
      Net Cash From (Used in) Investing Activities                                                 133,591         (10,800)
                                                                                              ------------     ------------
Cash Flows From (Used in) Financing Actives:
  Proceeds from issuance of notes payable                                                          360,000          554,369
  Payments on mortgages and notes payable                                                        (204,642)          (8,844)
  Proceeds from sale of stock                                                                      561,500          100,000
                                                                                              ------------     ------------
      Net Cash From Financing Activities                                                           716,858          645,525
                                                                                              ------------     ------------

Increase in Cash and Cash Equivalents                                                              262,758           49,985

Cash and Cash Equivalents - Beginning of Year                                                       50,326              341
                                                                                              ------------     ------------
Cash and Cash Equivalents - End of Year                                                        $   313,084      $    50,326
                                                                                              ============     ============
Supplemental Disclosures:
  Interest paid                                                                                $   378,804      $   166,723
  Income taxes paid                                                                                    800              800
  Non-cash investing and financing transactions:
  Conversion of notes payable to stock                                                             340,000          150,000
  Issuance of shares in reorganization                                                                   -          309,373


                                                       See accompanying notes.

                                                                F-10


                               ETOTALSOURCE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

eTotalSource, Inc., (the "Company" - formerly named Premium Enterprises, Inc. ("PMN")), was incorporated in Colorado on September 16, 1987. The principal activities of the Company are developing and publishing proprietary multimedia software technology and training media. The Company's primary customers are corporations, governmental organizations and agencies. The Company is based in Yuba City, California.

REORGANIZATION IN 2002

On December 30, 2002, PMN acquired 91% of the preferred and common stock of eTotalSource, Inc. ("eTotalSource" - incorporated in California on February 7,
2000), pursuant to an Agreement and Plan of Reorganization effective December 30, 2002, by issuing 15,540,011 shares of PMN common stock to eTotalSource shareholders. Immediately after the transaction, the eTotalSource shareholders owned approximately 88.5% of the Company's common stock. Coincident with the transaction, PMN changed its name to eTotalSource, Inc. and changed its fiscal year from June 30 to December 31.

The reorganization was recorded as a recapitalization effected by a reverse merger wherein PMN is treated as the acquiree for accounting purposes, even though it is the legal acquirer. The transaction has been accounted for as a purchase, and accordingly, since the transaction occurred December 31, 2002, the results of operations for the periods presented represent solely those of the accounting acquirer - eTotalSource. Since PMN was a non-operating shell with limited business activity, goodwill was not recorded.

The following unaudited pro forma consolidated results of operations for the year ended December 31, 2002 assumes the business combination had occurred as of January 1, 2002:

              Revenues                               $ 214,000
              Net income (loss)                    (1,243,000)
              Net income (loss) per share               $(.07)

In management's opinion, the unaudited pro forma results of operations are not indicative of the actual results that would have occurred if the acquisition had taken place at the beginning of the periods presented and are not intended to be a projection of future results.

                               ETOTALSOURCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

As part of the Agreement and Plan of Reorganization, both parties agreed to an irrevocable "poison pill" which shall survive the Agreement for a two year period to preclude any reverse splits, consolidations, reorganizations, mergers, or reduction of the number of outstanding shares of stock. In the event the provision is breached, it triggers a grant of a mandatory dividend to each shareholder of PMN as of September 30, 2002.

GOING CONCERN CONSIDERATIONS

The accompanying financial statements have been presented assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred significant operating losses since inception and as of December 31, 2003 had a net working capital deficit of approximately $(2,386,000), a stockholders' deficit of $(2,313,000), notes payable totaling $662,000 were in default with related accrued interest in arrears of $47,598, and legal judgments against the Company $204,788 had been adjudicated. Management's plans to address these matters include private placements of stock and increasing revenue from government and others. Unless the Company successfully obtains suitable significant additional financing and attains profitable operations, there is substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary after the elimination of inter-company balances and transactions.

                               ETOTALSOURCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

REVENUE RECOGNITION

The Company recognizes revenue in accordance with Statement of Position No. 97-2 "Software Revenue Recognition" issued by the Accounting Standards Executive Committee of the American Association of Certified Public Accountants ("AICPA"). Revenues are recorded net of an allowance for estimated returns and collectibility at the time of billing.

Product revenue is derived primarily from the sale of self-produced training multimedia and related off-the-shelf software products. The Company recognizes revenue from sales of these products at the time of shipment to customers. Service revenue is primarily derived from production of videos for others and is recognized upon customer acceptance.

Deferred revenue includes payments received for product licenses covering future periods and advances on service contracts that have not yet been fulfilled.

SOFTWARE AND DEVELOPMENT COSTS

The Company capitalizes purchased software that is ready for use and development costs of marketable software incurred from the time of technological feasibility until the software is ready for use. Research and development costs and other computer software maintenance costs are expensed as incurred. As of December 31, 2003, the Company has not capitalized any software costs.

FURNITURE AND EQUIPMENT

Furniture and equipment are recorded at cost. Maintenance and repairs are charged to operations when incurred. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations. The cost of property is depreciated using the straight-line method over estimated useful lives ranging from five to seven years. Depreciation charged to operations was $25,092 in 2003 and $21,209 in 2002.

On June 9, 2003, the Company sold its office building for $1,050,000, received net cash proceeds of $142,596 after retiring mortgage debt, and recognized a $205,705 net capital gain. After the sale, the Company began leasing the same office space it previously owned on a month-to month basis.

PATENTS AND TRADEMARKS

Patents and trademarks represent the legal and application costs of multimedia technology used in operations and are amortized using the straight-line method over an estimated useful life of ten years.

                               ETOTALSOURCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

COMPREHENSIVE INCOME

For the periods presented, the Company had no items of comprehensive income or loss, and accordingly, comprehensive income is the same as the net loss reported.

SEGMENT REPORTING

In June 1997, SFAS 131, "Disclosure about Segments of an Enterprise and Related Information," was issued. Operating segments, as defined in the pronouncement, are components of an enterprise about which separate financial information is available and that are evaluated regularly by management in deciding how to allocate resources and assess performance. As of December 31, 2003, the Company had one operating segment, publishing proprietary multimedia software technology and training media.

INCOME TAXES

Deferred income taxes are based on temporary differences between the financial statement and tax basis of assets and liabilities existing at each balance sheet date using enacted tax rates for years during which taxes are expected to be paid or recovered.

CASH EQUIVALENTS

For the purpose of reporting cash flows, the Company considers as cash equivalents all highly liquid investments with a maturity of three months or less at the time of purchase.

ASSET IMPAIRMENT

If facts and circumstances suggest that a long-lived asset may be impaired, the carrying value is reviewed. If this review indicates that the value of the asset will not be recoverable, as determined based on projected undiscounted cash flows related to the asset over its remaining life, then the carrying value of the asset is reduced to its estimated fair value.

EARNINGS (LOSS) PER SHARE

Basic earnings per share are computed using the weighted average number of shares outstanding during each period. Diluted earnings per share is computed on the basis of the average number of common shares outstanding and the dilutive effect of convertible notes payable, stock options and warrants using the "treasury stock" method. Basic and diluted earnings per share are the same during the periods presented since the Company had net losses and the inclusion of stock options and warrants would be antidilutive. All share and per share amounts reflect the retroactive effect of the conversion of eTotalSource shares into PMN shares.

                               ETOTALSOURCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Stock-Based Compensation

The Company accounts for its stock-based compensation using Accounting Principles Board's Opinion No. 25 ("APB 25"). Under APB 25, compensation expense is recognized for stock options with an exercise price that is less than the market price on the grant date of the option. For stock options with exercise prices at or above the market value of the stock on the grant date, the Company adopted the Financial Accounting Standards Board ("FASB") disclosure-only provisions of Statement of Accounting Standards No. 123 Accounting for Stock-Based Compensation ("SFAS 123"). The Company has adopted the disclosure-only provisions of SFAS 123 for stock options granted to the employees and directors. Accordingly, no compensation cost has been recognized for these options. Had compensation expense for the options granted been determined based on the fair market value at the grant date for the options, consistent with the provisions of SFAS 123, the Company's 2002 net loss and net loss per share would have been increased to the pro forma amounts indicated below (there were no options granted in 2003):

                                                        2002
                                                   --------------
                      Net loss
                        Reported                    $ (1,214,305)
                        Pro forma                   $ (1,636,573)

                      Net loss per share
                        Reported                          $ (.07)
                        Pro forma                         $ (.10)

The fair value of the common stock options granted during 2002, for disclosure purposes was estimated on the grant dates using the Black-Scholes pricing model and the following assumptions.

                                                        2002
                                                   --------------

                      Risk free interest rate              4.11%
                      Expected life - years                  5.0
                      Expected volatility                   406%
                      Expected dividend yield                - %



RECENT ACCOUNTING PRONOUNCEMENTS

SFAS No. 147, "Acquisitions of Certain Financial Institutions," was issued in December 2002 and is not expected to apply to the Company's current or planned activities.

In April 2003, the FASB approved SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 is not expected to apply to the Company's current or planned activities.

                               ETOTALSOURCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

In June 2003, the FASB approved SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 is not expected to have an effect on the Company's financial position.

In December 2003, the FASB issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities". The interpretation clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", to certain types of entities. The Company does not expect the adoption of this interpretation to have any impact on its financial statements.

NOTE 2.  NOTES PAYABLE

Note  payable  to a  trust;  interest  at  15%  payable
monthly  through  December 18, 2003 when  principal and
unpaid interest are due. The note is in default.                        $172,000

Note payable to a trust;  interest at 10% and principal
due January  17,  2003,  extended to December  17, 2003
(with  interest   increased  to  18%  and  due  monthly
beginning February 17, 2003). The note is in default.                    110,000

Note  payable  to a  trust;  interest  at  14%  payable
monthly  through  December 18, 2003 when  principal and
unpaid interest are due. The note is in default.                          40,000

Promissory  notes  payable;   interest  at  6%  payable
monthly, due in 2001, unsecured.  Principal and accrued
interest ($33,200 at December 31, 2003) are convertible
to common stock at $.50 per share. Warrants also issued
to two note holders to purchase 37,500 shares of common
stock for five years at $.50 per  share.  The notes are
in default.                                                              200,000

Promissory note payable; principal and accrued interest
at 8%  payable  in  2002,  extended  to May  15,  2003,
unsecured.  Principal and accrued interest  ($16,644 at
December 31, 2003)  convertible to Company common stock
at $.50 per  share.  Warrants  also  issued to the note
holder to purchase  55,248  shares of common  stock for
five years at $.50 per share. The note is in default.                    100,000

Note payable to an individual; non-interest bearing and
imputed at 10%;  due in 2001,  extended to December 31,
2003, unsecured. The note is in default.                                  30,000

Note  payable  to an  unrelated  trust;  principal  and
interest at 10% due monthly. The promissory note is due
in June 2003, carries a stated interest rate of 10% and
can be extended for an additional 30 days. The note has
been  extended  to  June  16,  2004  and as  additional
consideration,  the note  holder  will  receive  50,000
shares  of  common  stock,  valued  at $.525  per share
($26,250);  the obligation is included in other accrued
liabilities.                                                              50,000

Note  payable  to an  unrelated  trust;  principal  and
interest at 10% due  monthly.  This note is a revolving
credit obligation and eTotalSource can repay and borrow
up  to  the   amount   of  the  note.   As   additional
consideration,  the note  holder will  receive,  on the
anniversary date, 100,000 shares of eTotalSource common
stock.   The  approximate  fair  value  of  the  shares
($8,900) is being accrued ratably over the twelve month
period.                                                                  250,000

Note payable to an  individual;  principal and interest
at 9.2% due December 4, 2002,  extended to May 1, 2003,
unsecured. The note is in default.                                        10,000
                                                                     -----------

Total                                                                  $ 962,000
                                                                     ===========

NOTE 3. INCOME TAXES

At December 31, 2003, the Company had a net operating loss carry-forward of approximately $6 million that may be offset against future taxable income through from 2020 through 2023. These carry-forwards are subject to review by the Internal Revenue Service.

The Company has fully reserved the $2.3 million tax benefit of the operating loss carry-forward, by a valuation allowance of the same amount, because the likelihood of realization of the tax benefit cannot be determined. The net change in the valuation allowance for deferred tax assets was an increase of $1.1 million during 2003.

Temporary differences between the time of reporting certain items for financial statement and tax reporting purposes consists primarily of depreciation and deferred revenue.

NOTE 4. STOCKHOLDERS' EQUITY

INCREASE OF AUTHORIZED SHARES

In November 2003, the shareholders approved an increase in authorized shares of common stock from 20 million to 100 million shares.

CONVERTIBLE NOTES PAYABLE

During 2003, 459,056 shares of common stock were issued to convertible note holders at $.35 per share and during 2002, 52,624 shares of preferred stock were issued to convertible note holders at $1.81, which were later converted to common stock in the merger. As of December 31, 2003, remaining outstanding convertible notes payable and related accrued interest is convertible into common stock as follows:

         NOTES PAYABLE      ACCRUED INTEREST           TOTAL   CONVERSION PRICE
         -------------      ----------------           -----   ----------------
             $ 200,000              $ 25,201       $ 225,201             $ 4.00
               100,000                16,644         116,644               1.81


In addition, in 2003 other notes payable and accrued interest totaling $361,950 were converted into 2,500,000 shares of common stock at conversion prices of $.08 to $.35 per share.

STOCK ISSUED FOR SERVICES AND INTEREST

In 2003, 4,050,000 shares of common stock were issued to six individuals for services or in lieu of interest at per share valuations ranging from $.08 to $.525.

                               ETOTALSOURCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

PRIVATE PLACEMENT MEMORANDUM

In 2003, the Company sold 8,125,000 shares of common stock for $530,000 pursuant to a private placement offering.

STOCK  OPTIONS AND WARRANTS  ISSUED FOR SERVICES AND IN LIEU OF INTEREST

In 2003 and 2002, the Company recorded expenses for options and warrants to purchase common stock issued to consultants and lenders totaling $466,353 and $134,934, respectively. Valuations of the transactions are based on the estimated fair value of the options or warrants on the grant date using the Black-Scholes pricing model. Consulting expense is recognized over the term of the option or warrant period. Interest expense is recognized over the related term of the related obligation on a straight-line basis.

NOTE 5. STOCK OPTIONS AND WARRANTS

STOCK OPTIONS

Effective December 3, 2001, the Company adopted the eTotalSource, Inc. 2001 Stock Option Plan (the "Plan"). A total of 1.8 million shares of Company common stock were reserved for exercise of stock options under the Plan. The Plan, administered by the Company's board of directors, provides for the grant of incentive stock options to employees and directors at fair market value and non-statutory stock options to consultants and others. No option can be for a term of more than ten years from the date of grant. The option price is at the discretion of the board; provided however, for incentive stock options it shall not be less than fair market value on the date of grant (110% for certain options becoming exercisable that exceed $100,000), and for non-statutory options not less than 85% of fair market value on the date of grant. All options issued by the Company to date have exercise prices which were equal to the estimated fair market value of the Company's common stock at the date of grant.


                                                         ETOTALSOURCE, INC.
                                       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


A summary of stock options outstanding and excisable as of December 31, 2003 follows:

                                         Options Outstanding                              Options Exercisable
                              ---------------------------------------------    ---------------------------------------------
    Range of exercise                Number              Weighted average             Number              Weighted average
         Prices                    outstanding            remaining life            exercisable            exercise price
----------------------        ---------------------  ----------------------    -----------------------  ---------------------

                  $.50                    1,512,500               7.8 Years                  1,359,219                   $.50

Information concerning all stock option activity is summarized as follows:


                                                Option         Option Prices
                                                Shares            Per Share
                                           -------------      --------------

Outstanding, December 31, 2001                   912,700        $        .50
  Granted                                        748,000                 .50
  Forfeiture                                   (100,000)                 .50
  Exercised                                            -                   -
                                           -------------      --------------
Outstanding, December 31, 2002                 1,560,700                 .50
  Granted                                              -                   -
  Forfeiture                                    (48,200)                 .50
  Exercised                                            -                   -
                                           -------------      --------------
Outstanding, December 31, 2003                 1,512,500        $        .50
                                           =============      ==============

The weighted fair value of options granted in 2002 was $.75 per share. No options were granted in 2003.

STOCK OPTIONS AND WARRANTS ISSUED TO OTHERS AS OF DECEMBER 31, 2003

The Company has outstanding options and warrants that it has issued to consultants and lenders to purchase a total of 982,500 shares of common stock of the Company at $.75 per share; 40,000 expire in 2006, 817,500 expire in 2007, and 125,000 expire in 2011. The weighted average expected life of all such compensatory options and warrants were 68 months.

NOTE 6. FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts for cash, accounts payable and accrued liabilities approximate fair value because of their short-term maturities. The fair value of notes and judgments payable approximates fair value because of the market rate of interest on the debt.

                               ETOTALSOURCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7. FINANCIAL INSTRUMENTS AND CONCENTRATIONS

FINANCIAL INSTRUMENTS

Financial instruments, which potentially subject the Company to significant concentrations of credit risk, consist principally of cash.

The Company maintains its cash deposits in one international bank. Its bank accounts are guaranteed by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. The amount on deposit in the financial institution exceeded the $100,000 FDIC insured limit at December 31, 2003 by $219,774. Management believes that the financial institution is financially sound.

SIGNIFICANT CUSTOMERS

Revenue from customers in excess of ten-percent of total Company revenue follows:

                                  Customer         2003               2002
                             -----------------   ------------     --------------
                              A                         47%                  - %
                              B                         18%                  23%

NOTE 8. COMMITMENTS AND CONTINGENCIES

EXECUTIVE EMPLOYMENT CONTRACTS

The Company has employment agreements with its three executive officers:

1. Agreements were executed with the Chief Executive Officer and the Chief Financial Officer at the inception of the Company (February 7, 2000) which expire December 31, 2003. Annual salary is $150,000 and $96,000, respectively, and each accrues a non-accountable automobile allowance of $9,000. The agreements also provide for an annual bonus of incentive stock options (covering 200,000 shares each). In addition, the CEO is entitled to a 5% referral commission on certain sales. Unpaid salary and commissions can be paid with warrants to purchase common stock at $1 per share. During both 2003 and 2002, CEO compensation expensed pursuant to these arrangements totaled $159,000, and CFO compensation totaled $105,000, respectively (exclusive of the fair value and of incentive stock options). Both officers have elected to forego the 2003 annual bonus of incentive stock options.

2. An agreement was executed August 1, 2000 with the Chief Operating Officer which expires December 31, 2007. Annual salary is $120,000 and a non-accountable automobile allowance of $9,000. The agreement also provides for an annual bonus of incentive stock options (covering 200,000 shares). Unpaid salary and commissions can be paid with warrants to purchase common stock at $1 per share. During 2003 and 2002, COO compensation expensed pursuant to these arrangements was accrued on a "half-time" basis and totaled $64,500 and $43,538, respectively (exclusive of the fair value of incentive stock options). The officer has elected to forego the 2003 annual bonus of incentive stock options.

                               ETOTALSOURCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

CONTINGENT COMMON SHARES ISSUABLE

eTS shares not tendered in the reorganization discussed in Note 1 above (20,250 shares of eTS Series A Preferred Stock and 249,888 shares of eTS Common Stock) resulted in the board of directors reserving an additional 1,459,989 shares of PMN common stock for later issuance.

In connection with the reorganization discussed in Note 1, the board of directors reserved a total of 400,000 shares to retire PMN debt totaling $107,322 and 400,000 common shares for services. Issuance of these shares is contingent upon successful completion of the reorganization and filing of a Form 8-K under Rule 12g3 with the Securities and Exchange Commission.

NOTE 9. FOURTH QUARTER ADJUSTMENTS

The Company recorded adjustments having the aggregate effect of increasing the net loss for the fourth quarter of 2003 by approximately $693,000. The adjustments consisted primarily of issuances of common stock for services or settlement of debt, accrual of services to be settled in stock, and the recognition of stock option and warrant expenses for services and in lieu of interest.

WE  HAVE  NOT   AUTHORIZED  ANY  DEALER,
SALESPERSON  OR OTHER  PERSON TO PROVIDE
ANY     INFORMATION    OR    MAKE    ANY
REPRESENTATIONS ABOUT ETOTALSOURCE, INC.
EXCEPT      THE      INFORMATION      OR
REPRESENTATIONS    CONTAINED   IN   THIS
PROSPECTUS.  YOU  SHOULD NOT RELY ON ANY
ADDITIONAL         INFORMATION        OR
REPRESENTATIONS IF MADE.

         -----------------------

This  prospectus  does not constitute an                  ----------
offer to sell, or a  solicitation  of an
offer to buy any securities:                              PROSPECTUS

     o   except the common stock offered                  ----------
         by this prospectus;

     o   in any  jurisdiction  in  which                 59,590,000
         the  offer or  solicitation  is           Shares of Common Stock
         not authorized;

     o   in any  jurisdiction  where the
         dealer or other  salesperson is                eTotalSource, Inc.
         not qualified to make the offer
         or solicitation;

     o   to any  person  to  whom  it is
         unlawful  to make the  offer or
         solicitation; or

     o   to  any  person  who  is  not a
         United  States  resident or who
         is outside the  jurisdiction of
         the United States.

The delivery of this  prospectus  or any                November __, 2004
accompanying sale does not imply that:

     o   there  have been no  changes in
         the  affairs  of  eTotalSource,
         Inc.  after  the  date  of this
         prospectus; or

     o   the  information  contained  in
         this   prospectus   is  correct
         after    the   date   of   this
         prospectus.

             ---------------

Until  _____________,  2005, all dealers
effecting transactions in the registered
securities, whether or not participating
in this distribution, may be required to
deliver   a   prospectus.   This  is  in
addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Colorado Revised Statutes exclude personal liability of eTotalSource's directors and its stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, eTotalSource will have a much more limited right of action against its directors that otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

     Colorado Revised Statutes provide for the indemnification of eTotalSource's directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of eTotalSource. eTotalSource will also bear the expenses of such litigation for any of its directors, officers, employees, or agents, upon such person's promise to repay eTotalSource therefor if it is ultimately determined that any such person shall not have been entitled to indemnification.

     eTotalSource's Articles of Incorporation and Bylaws include indemnification provisions under which eTotalSource has agreed to indemnify directors and officers of eTotalSource from and against certain claims arising from or related to future acts or omissions as a director or officer of eTotalSource. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of eTotalSource pursuant to the foregoing, or otherwise, eTotalSource has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore, unenforceable.

     eTotalSource has not purchased insurance against costs which may be incurred by it pursuant to the foregoing provisions of its Articles of Incorporation and bylaws, nor does it insure its officers and directors against liabilities incurred by them in the discharge of their functions as such officers and directors.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

ITEM                                                                                    AMOUNT
--------------------------------------------------------------------------------        -----------------------

Securities and Exchange Commission registration fee                                               $377.50
Printing and engraving fees*                                                                    $2,500.00
Accounting fees and expenses *                                                                 $20,000.00
Legal fees and expenses *                                                                      $50,000.00
Miscellaneous (including Blue Sky fees, transfer agent fees and registrar fees)*               $11,971.50
Total Estimated Expenses                                                                       $85,000.00

------------------
*  Estimate

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     During the last three years, eTotalSource issued the following unregistered securities:

     On October 6, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay eTotalSource 98% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the Standby Equity Distribution Agreement. In connection with the Standby Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 3,833,334 restricted shares of our common stock issued on October 8, 2004.

     Also on October 6, 2004, we issued a secured Convertible Debenture to Cornell Capital Partners in the principal amount of $175,000. The Convertible Debenture accrues interest at the rate of 5% per year. At eTotalSource's option, the entire principal amount and all accrued interest can be either: (i) paid to the holder of the Convertible Debenture on the third-year anniversary of the Convertible Debenture or (ii) converted into shares of eTotalSource common stock. The Convertible Debenture is convertible into shares of our common stock as a price per share that is equal to the lesser of: (i) an amount equal to 120% of the closing bid price as listed on a principal market, as quoted by Bloomberg, L.P., on October 6, 2004, or (ii) an amount equal to 80% of the lowest closing bid price of our common stock, as quoted by Bloomberg, L.P., for the five trading days immediately preceding the conversion date. The Convertible Debenture accrues interest at a rate of 5% per year and is convertible at the holder's option. The Convertible Debenture has a term of two years and is secured by all of our assets. At eTotalSource's option, the Convertible Debenture may be paid in cash or converted into shares of our common stock unless converted earlier by the holder. Except after an event of default, as set forth in the secured Convertible Debenture, the holder is not entitled to convert such debenture for a number of shares of our common stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliated to exceed 4.99% of our outstanding shares of common stock. After we file a registration statement with the Securities and Exchange Commission registering the shares of common stock underlying the Convertible Debenture, we will issue a second secured Convertible Debenture to Cornell Capital Partners in the principal amount of $200,000 upon the same terms and conditions as the first secured Convertible Debenture above.

     eTotalSource engaged Newbridge Securities Corporation, an unaffiliated registered broker-deal, to advise eTotalSource in connection with the Standby Equity Distribution Agreement. Newbridge Securities Corporation was paid a one-time fee of $10,000 by the issuance of 166,666 restricted shares of eTotalSource's common stock on October 8, 2004.

     On September 30, 2004, each of the following persons were issued 400,000 restricted shares of common stock in exchange for services provided to eTotalSource: Michael Sullinger, COO, Virgil Baker, CFO, and A. Richard Barber. The effective price per share issued was $0.05.

     In July of 2004, eTotalSource issued 100,000 restricted shares of common stock to an unrelated individual for $9,000 of services accrued for in the second quarter.

     Also in July of 2004, eTotalSource issued 1,400,000 shares of restricted common stock to a former contract consultant in settlement of a contract. The fair value of the shares were accrued for in the second quarter based on the quoted price of the stock on the date of settlement, a total of $126,000.

     Also in July of 2004, eTotalSource issued 2,000,000 shares of restricted common stock to an unrelated company for sales and marketing services completed and accepted in the third quarter. The shares will be recorded at their fair value, $300,000, based on the quoted price of the stock at the date of the contract.

     Effective December 19, 2003, eTotalSource entered into a private placement agreement for the sale of up to 12,000,000 shares of its common stock pursuant to Regulation S of the Securities Act of 1933, as amended, commencing in January of 2004. The purchaser had until the sooner of April 30, 2004 or until 12,000,000 shares are sold to deliver one or more purchase notices to eTotalSource. The agreement provided for a variable purchase price based on a percentage of the five-day average closing price on the date of a purchase with a floor price of $0.08 cents net to eTotalSource. Based on the foregoing private placement, eTotalSource sold a total of 8,125,000 shares resulting in net proceeds to eTotalSource of $530,000. The purchaser represented to eTotalSource that it intended to acquire the shares for its own account with no then present intention of dividing its interest with others or reselling or otherwise disposing of all or any portion of the shares. The shares were offered in a private transaction, not part of a distribution of shares.

     Except as otherwise indicated above, eTotalSource believes that all of the above transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended, since (a) each of the transactions involved the offering of such securities to a substantially limited number of persons; (b) each person took the securities as an investment for his/her/its own account and not with a view to distribution;
(c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Securities Act of 1933, as amended; (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment; therefore no registration statement needed to be in effect prior to such issuances.

EXHIBITS REQUIRED BY ITEM 601 OF REGULATION S-B

     The exhibits listed below and designated as "provided herewith" (rather than incorporated by reference) follow the signature page to this prospectus in sequential order.


 DESIGNATION OF
 EXHIBIT AS SET
FORTH IN ITEM 601
 OF REGULATION
     S-B                              DESCRIPTION                                             LOCATION
-----------------      ---------------------------------------------------      ----------------------------------

3.1
                       Articles of Incorporation                                Provided herewith

3.11                   Certificate   of   Amendment   of  the  Articles  of     Incorporated  by  reference  to the  current  report
                       Incorporation                                            on  Form  8-K  dated  July  14,  2003.    (File  no.
                                                                                000-49797)

3.12                   Articles   of   Amendment   to   the   Articles   of     Incorporated  by  reference  to the  current  report
                       Incorporation                                            on   Form    8-K  dated   December 1, 2003 (File no.
                                                                                000-49797)

3.13                   Articles of Amendment to the Articles of                 Provided herewith
                       Incorporation

3.2                    Bylaws                                                   Provided herewith

4.1                    2003 Stock Plan                                          Incorporated  by reference to the current  report on
                                                                                Form S-8 dated May 23, 2003. (File no. 333-105518)

4.11                   2004 Stock Plan                                          Incorporated  by reference to the current  report on
                                                                                Form S-8 dated July 15, 2004. (File no. 333-111732)

5.1                    Legal Opinion re: legality                               To be filed by Amendment

10.1                   Plan & Agreement of  Reorganization  dated  December     Incorporated  by reference  to the Annual  Report on
                       18, 2002 by and between Premium Enterprises, Inc and     Form  8-K  dated  December  30,  2002.    (File  no.
                       eTotalSource, Inc.                                       000-49797)

10.2                   Employment  Agreement of Terry Eilers dated February     Provided herewith
                       7, 2000

10.3                   Employment Agreement of Virgil Baker dated               Provided herewith
                       February 7, 2000


                                                                II-4

 DESIGNATION OF
 EXHIBIT AS SET
FORTH IN ITEM 601
 OF REGULATION
     S-B                              DESCRIPTION                                             LOCATION
-----------------      ---------------------------------------------------      ----------------------------------

10.4                   Employment  Agreement  of  Michael  Sullinger  dated     Provided herewith
                       August 1, 2002

10.5                   Securities Purchase Agreement, dated October 6, 2004     Provided herewith
                       by  and  between  eTotalSource,   Inc.  and  Cornell
                       Capital Partners, L.P.

10.6                   Investor   Registration   Rights  Agreement,   dated     Provided herewith
                       October 6, 2004, by and between  eTotalSource,  Inc.
                       and Cornell Capital Partners, L.P.

10.7                   Security  Agreement,  dated  October 6, 2004, by and     Provided herewith
                       between  eTotalSource,   Inc.  and  Cornell  Capital
                       Partners, L.P.

10.8                   Irrevocable   Transfer  Agent  Instructions,   dated     Provided herewith
                       October 6, 2004,  by and among  eTotalSource,  Inc.,
                       Cornell  Capital   Partners,   L.P.,  and  Executive
                       Registrar & Transfer, Inc.

10.9                   Escrow Agreement  (SEDA),  dated October 6, 2004, by     Provided herewith
                       and  among   eTotalSource,   Inc.,  Cornell  Capital
                       Partners, L.P., and David Gonzalez, Esq.

10.10                  Escrow Agreement (CD), dated October 6, 2004, by and     Provided herewith
                       among eTotalSource,  Inc., Cornell Capital Partners,
                       L.P., and David Gonzalez, Esq.


10.11                  Secured Convertible Debenture                            Provided herewith


10.12                  Standby Equity Distribution Agreement, dated October     Provided herewith
                       6,  2004,  by and  between  eTotalSource,  Inc.  and
                       Cornell Capital Partners, L.P.

10.13                  Registration  Rights  Agreement,  dated  October  6,     Provided herewith
                       2004, by and between eTotalSource,  Inc. and Cornell
                       Capital Partners, L.P.

                                                                II-4

 DESIGNATION OF
 EXHIBIT AS SET
FORTH IN ITEM 601
 OF REGULATION
     S-B                              DESCRIPTION                                             LOCATION
-----------------      ---------------------------------------------------      ----------------------------------

10.14                  Placement Agent Agreement, dated October 6, 2004, by     Provided herewith
                       and  among   eTotalSource,   Inc.,  Cornell  Capital
                       Partners, L.P., and Newbridge Securities Corporation

14.01                  Code of Ethics                                           Provided herewith

23.1                   Consent of Experts  and  Counsel  (Gordon,  Hughes &     Provided herewith
                       Banks, LLP)

                                                                II-5

ITEM 28.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933, as amended;

         (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) Include any additional or changed material information on the plan of distribution;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, on November 24, 2004.

                        eTotalSource, Inc.

                        By:     /s/ Terry L. Eilers
                        Name:   Terry L. Eilers
                        Title:  Chief Executive Officer, Chairman, and Principal
                                Executive Officer


                        By:     /s/ Virgil D. Baker
                        Name:   Virgil D. Baker
                        Title:  Chief Financial Officer, Director, and Principal
                                Financial and Accounting Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

            SIGNATURE                      TITLE                  DATE

/s/ Terry L. Eilers
--------------------------
Terry L. Eilers                Chief Executive Officer         November 24, 2004
                                 and Chairman of the Board

/s/ Virgil Baker
--------------------------
Virgil D. Baker                Chief Financial Officer         November 24, 2004
                                 and Director

/s/ Michael Sullinger
--------------------------
Michael Sullinger              Chief Operating Officer         November 24, 2004
                                 and Director

/s/ A. Richard Barber
--------------------------
A. Richard Barber              Director                        November 24, 2004


/s/ J. Cody Morrow
--------------------------
J. Cody Morrow                 Director                        November 24, 2004

                                    EXHIBITS